Exhibit 10.38

May 31, 2007

Sanny Vasallo
Property Manager
Holladay Property Services
PO Box 404443
Atlanta, GA 30384-44433

Dear Sanny,

Enclosed is the following:

1.                                       Check totaling $28,422.97 comprised as follows:

June 2007 base rent (corrected)	$16,918.85
June 2007 CAM	6,156.11
Sales tax	1,384.50
Total monthly rent payment (effective 12/16/2006)	24,459.46
Additional rent owed due to CPI increase from 12/16/06 through 5/31/07	3,853.02
Late fee	110.49
Total check amount	$28,422.97

2.                                       Calculation of new rent payment effective 12/16/07 calculated per section (b) of the lease agreement dated 6/9/200 between WMC Two Partners and 21st Century Oncology, Inc. Please adjust your records accordingly.

3.                                       Copies of lease payment increase notification letters prepared by Holladay Properties in prior years. We are accustomed to receiving these letters as notification of lease payment increases and would appreciate receiving them in the future.

If you have any questions related to any of the above please call me at 239.931.7396 or email me at sbenson@rtsx.com

Thank you in advance for your cooperation.

/s/ Simon Benson
Simon Benson
Financial Manager
21st Century Oncology, Inc.

2234 Colonial Boulevard • Fort Myers, Florida 33907 • Tel: (239) 931-7333 • www.21stcenturyoncology.com

DATE:	2/7/06

MEMO TO:	21st Century Oncology, Inc.

FROM:	Holladay Properties

CC:	Lease File

RE:	CPI Increase for suite 102 at Westside Medical Arts Building

Please be informed that your current lease document contains provisions for increasing the base rent on an annual basis, calculated by the increase in the Consumer Price Index (CPI). We have determined the appropriate base and comparison dates as outlined in your lease, and have calculated the new rental rate that is effective and payable as of 12/16/05. The billing rate is reflected on your statement as well as any applicable retroactive amounts that are owed since the effective date of the CPI escalation.

EXPLANATION OF THE CPI CALCULATION:

The monthly base rent was increased for each year since lease inception, unless another interval is stated in your lease, by the percent difference between the Base CPI and Current CPI to calculate the new monthly rental amount. The new amount was then compared back to rent amount charged since the effective date of the CPI increase. The difference between the two will be charged or credited to your account accordingly. Depending upon your lease, you may be subject to a minimum or maximum increase. The new rental amount will reflect those adjustments.

Effective Date of CPI Increase:	12/16/05
Current CPI Period / Value:	Dec-05/197.4
Base CPI Period / Value:	Dec-04/188.6
Current Rent:	$15,535.03

Formula =         (Current Rent * Current Index) / Base Index

($15,535.03 * 197.4)/188.6

New Rental Amount =                          $16,259.89

Upon your review of the above information and the clause in your lease providing for this rental adjustment, if you have reason to believe that an error has been made, please contact us at your earliest convenience. We will review and respond with any necessary revision and, as appropriate, change the billing to reflect the correct base rental due. Please note that your monthly rental will remain due and payable on the first day of each month, unless otherwise stated in your lease.

Thank you in advance for your prompt attention to this matter.

DATE:	1/31/05

MEMO TO:	21st Century Oncology

FROM:	Holladay Properties	[STAMP]

CC:	Lease File

RE:	CPI Increase for suite 102 at Westside Medical Arts Building

Please be informed that your current lease document contains provisions for increasing the base rent on an annual basis, calculated by the increase in the Consumer Price Index (CPI). We have determined the appropriate base and comparison dates as outlined in your lease, and have calculated the new rental rate that is effective and payable as of 12/16/04. The billing rate is reflected on your statement as well as any applicable retroactive amounts that are owed since the effective date of the CPI escalation.

EXPLANATION OF THE CPI CALCULATION:

The monthly base rent was increased for each year since lease inception, unless another interval is stated in your lease, by the percent difference between the Base CPI and Current CPI to calculate the new monthly rental amount. The new amount was then compared back to rent amount charged since the effective date of the CPI increase. The difference between the two will be charged or credited to your account accordingly. Depending upon your lease, you may be subject to a minimum or maximum increase. The new rental amount will reflect those adjustments.

Effective Date of CPI Increase:	12/16/04
Current CPI Period / Value:	Dec-04/188.6
Base CPI Period / Value:	Dec-03/181.6
Base Rent:	$14,958.44
Current Rent:	$14,958.44

Formula =       (Base Rent * Current Index) / Base Index

($14,958.44 * 188.6) / 181.6

New Rental Amount =                          $15,535.03

Upon your review of the above information and the clause in your lease providing for this rental adjustment, if you have reason to believe that an error has been made, please contact us at your earliest convenience. We will review and respond with any necessary revision and, as appropriate, change the billing to reflect the correct base rental due. Please note that your monthly rental will remain due and payable on the first day of each month, unless otherwise stated in your lease.

Thank you in advance for your prompt attention to this matter.

LEASE AGREEMENT

October 1, 2002
Fort Myers, Florida

This Agreement is between 21st CENTURY ONCOLOGY, INC., Tenant, hereinafter called 21ST CENTURY and PLANTATION RADIATION ASSOCIATES, Landlord, herein after called PLANTATION, both of which are located at 2234 Colonial Boulevard, Fort Myers, Florida.

Background

21ST CENTURY (Tenant) entered into a lease with WMC TWO PARTNERS, LTD (Landlord) for the premises located at 350 NW 84th Avenue, Plantation, Florida, the name of the project is called Plantation Radiation Therapy Regional Center. The site is located in Suite TBD of the Westside Medical Arts Building, Plantation, Florida. The terms and conditions of the lease are set forth in the lease between 21ST CENTURY and WMC TWO PARTNERS, LTD., signed on June 8, 2000 and amended on January 10, 2001. This lease is incorporated and made part of this Agreement.

Tenant agreed that it would lease a part of a building from WMC TWO PARTNERS, LTD. 21ST CENTURY rented the first floor and part of the second floor.

The part of the building they were renting was only a shell. Both 21ST CENTURY and WMC TWO PARTNERS, LTD agreed that 21ST CENTURY was to pay for and be responsible for completing the shell of the building and doing any necessary improvements to the shell. It required modification, improvements and construction for the space to be used by 21ST CENTURY. PLANTATION retained and paid DEVOTO CONSTRUCTION to make the improvements and modifications on the leased premises.

The improvements, modifications and construction to the building were made to accommodate the equipment required by 21ST CENTURY to treat cancer patients. These improvements, modifications and construction were done so as to accommodate 21ST CENTURY in setting up the equipment, offices and patient waiting rooms for the patients waiting to be treated on the various equipment in the building. The improvements, modifications and construction could be characterized not so much as expanding the building for the building’s sake but as providing accommodations for equipment of 21ST CENTURY that is necessary for the operation of its medical practice. The equipment and the modifications and improvements were tied together and are construed as one entity and unity. With 21ST CENTURY installing equipment into the accommodations, the “property”, or object of this lease is defined as the equipment and its accommodation as a unit and, therefore, PLANTATION would have a residual value in the equipment and accommodations as a unit.

The Certificate of Occupancy was issued September 28, 2002, and the rent that 21ST CENTURY must pay to PLANTATION is designated below and start on October 1, 2002 for the balance of the lease term. The lease term ends on December 1, 2011.

DEVOTO CONSTRUCTION was retained by PLANTATION to make these improvements and modifications in the leased space, in accordance with existing regulations and laws, and had the following costs:

$1,687,000.00	-	Original Contract with Devoto to make improvements
84.751.21	-	Change Orders made by 21st Century
$1,771,751.21	-	This was the cost to Plantation of the project to accommodate the equipment

DEVOTO CONSTRUCTION completed the lease space in accordance with existing regulations and laws. DEVOTO CONSTRUCTION was paid in full by PLANTATION.

At present, 21ST CENTURY is paying rent to the new Landlord, MEDCAP PROPERTIES. 21ST CENTURY started payment of rent on December 1, 2001. The rent is as follows:

$14,258.67	-	Rent
855.52	-	Sales Tax
4,678.63	-	CAM
280.72	-	Sales Tax
$20,073.54	-	Total Rent

On December 1, 2002, the rent may change based on Consumer Price Index increasing or decreasing and the amount of CAM may increase or decrease.

This rental agreement is not a financing statement. This entire rental agreement is to be construed as an accommodation agreement for improvements and modifications which were made for the benefit of 21ST CENTURY to store and operate its medical equipment. PLANTATION expects to benefit from the agreement by receiving profits from its investments in rentable facilities.

Rent

The rent under this lease begins on October 1, 2002 and the lease ends on December 1, 2011. The rent is $18,000.00 per month, plus Florida sales tax, due on the 1st day of each and every month during the lease term.

Failure to make payments by the 15th day of each month will result in a default by 21ST CENTURY on this lease. Any late payment made after the 5th day of the month will result in a late charge of 5% to the tenant’s required payment for that month’s rent. This is not a sublease of the premises rented by 21ST CENTURY from WMC TWO PARTNERS, LTD.

Option

Tenant, 21ST CENTURY, has an option for an additional five (5) year period under the master lease with WMC TWO PARTNERS, LTD. Both parties agree that in the event 21ST CENTURY exercises its option to extend the lease for an additional five (5) year period, that the rental payments made to PLANTATION will continue for those five (5) years at the same rate of $18,000.00 per month, plus Florida sales tax, until the option period ends. 21ST CENTURY is to notify PLANTATION, in writing, if it exercises its option to extend for an additional five (5) years.

Default

If there is a default on the master lease between 21ST CENTURY and WMC TWO PARTNERS, LTD., there will also be a default under this lease and PLANTATION has the option to accelerate the unpaid lease payments for the remainder of the term of the present lease with 21ST CENTURY.

General

PLANTATION has incurred many costs and maintains an investment equal to at least 20% of the total cost of the property.

The rental rate for the lease term is the fair rental value of the property. Rental for any extension of the terms that is not solely at the option of 21ST CENTURY should be the fair rental value of the property at the time the option is exercisable.

21ST CENTURY has no right under the present lease to purchase the property at the end of the lease except if there is an amendment to the lease. In that event, if 21ST CENTURY is allowed to purchase the property, it must be at fair market value.

21ST CENTURY has not provided any part of the cost of the property unless it is furnished in order to comply with health safety standards of a government authority having relevant jurisdiction, or comes under other specified exceptions. The provision by 21ST CENTURY of its equipment would be reasonable since the equipment that is used requires proper installation to meet health and safety regulations. 21ST CENTURY has extensive experience with the equipment.

21ST CENTURY has not lent any of the funds necessary to acquire the property or guaranteed any indebtedness in connection with the property.

PLANTATION expects and will receive a profit on this transaction other than the benefits received solely from the tax treatment of this lease.

Each of the parties has received a valuable consideration. PLANTATION receives consideration in the purchase of the equipment and payment of rent by 21ST CENTURY and 21ST CENTURY receives consideration in the improvements, modifications and construction on the first and second floor of the lease premises to accommodate the equipment and treatment of the patients. Both have a common objective. PLANTATION paid for the improvements and modifications; 21ST CENTURY is paying for all equipment which is very expensive. They both have a unity and require each other.

None of this could have been done by 21ST CENTURY without the medical and other equipment to conduct a radiation therapy practice and treat patients.

This agreement is binding on the heirs, successors, executors, administrators and assignees of the parties.

IN WITNESS WHEREOF, the parties have signed this Agreement, the date and year mentioned above.

WITNESSES:	21st CENTURY ONCOLOGY, INC.

/s/ Authorized Signatory	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz M.D.
Chief Executive Officer and President

WITNESSES:	PLANTATION RADIATION ASSOCIATED

/s/ Authorized Signatory	By:	/s/ James Rubenstein
James Rubenstein, M.D.
General Partner

GUARANTEE

RADIATION THERAPY SERVICES, INC., the Guarantor, unconditionally guarantees all payments due under this lease. And further guarantees full performance by the maker of the lease of all terms and conditions of this lease. This guarantee applies specifically to 21ST CENTURY ONCOLOGY, INC., or to any of their transferees, successors or assignees.

RADIATION THERAPY SERVICES

WITNESSES:	By:	/s/ James Rubenstein
James Rubenstein
/s/ Authorized Signatory		Secretary

CERTIFICATE OF OCCUPANCY/COMPLETION

AUDIT # 18477

C/O	RE-ISSUE C/O	COMPLETION
☒	☐	☐

OWNER NAME:	WMC TWO PARTNERS	FOLIO:0104-45-0010

OCCUPANT :	PLANTATION RADIATION THERAPY

LOT:	0	BLOCK:	4	SUBDIVISION:HUMANA / GULFSTREAM OFFICE CENTER

BUILDING:

ADDRESS:	350 NW 84 AVE	CITY: Plantation

CONTRACTOR:	DEVOTO CONSTRUCTION INC	COMP NO:CG CA58107

PERMIT NO:	02-1055	DATE OF C/O:09/25/02

Inspections	By	Date
Building	55446	09-23-02	Construction	:	3P
Utilities	50579	09-24-02	Group Occupancy	:	G
Fire	52116	09-23-02	Dwelling Units	:	1
Landscaping	52893	09-24-02	Square Feet	:	8520
Zoning	54589	09-23-02	Occupancy Load	:	472
Police	7411	09-24-02	Zoning	:	B2P

APPROVED	/s/ Authorized Signatory 9/28/02
Building Official Void Unless Signed by Building Official (Signature NOT Required for Certificate of Completion)

LEASE AGREEMENT

Date:	6/9, 2000

Site:	Westside Medical Arts Building

Landlord:	WMC Two Partners, Ltd.

Tenant:	21st Century Oncology, Inc.

19.	PERFORMANCE OF TENANT’S COVENANTS	GP-23

20.	CUSTOM AND USAGE	GP-24

21.	SURRENDER AND HOLDING OVER	GP-24

22.	ADDITIONAL CONSTRUCTION	GP-24

23.	CONDEMNATION	GP-25

24.	FORCE MAJEURE	GP-26

25.	ESTOPPEL STATEMENT	GP-26

26.	EVENTS OF DEFAULT	GP-27

27.	LANDLORD’S REMEDIES UPON DEFAULT BY TENANT	GP-28

28.	DEFAULT BY LANDLORD	GP-31

29.	AUTHORITY	GP-31

30.	LIABILITY OF LANDLORD	GP-31

31.	LEGAL EXPENSES	GP-32

32.	EASEMENTS AGREEMENT OR ENCUMBRANCES	GP-32

33.	TIME OF THE ESSENCE	GP-33

34.	QUIET ENJOYMENT	GP-33

35.	SIGNS	GP-33

36.	SCOPE AND INTERPRETATION OF AGREEMENT	GP-33

37.	INVALID PROVISIONS	GP-34

38.	CAPTIONS	GP-34

39.	SUCCESSORS AND ASSIGNS	GP-34

40.	NOTICES	GP-34

41.	USE OF PREMISES	GP-35

42.	GENERAL PROVISIONS GOVERNING TENANT’S IMPROVEMENTS	GP-35

43.	RENEWAL OPTION	GP-36

44.	WAIVER OF TRIAL BY JURY	GP-37

45.	EXHIBITS	GP-37

46.	RADON GAS	GP-37

47.	FINANCIAL STATEMENT AND FEDERAL INCOME TAX RETURNS	GP-37

GUARANTEE		GP-48

LEASE AGREEMENT

THIS LEASE, dated, for reference purposes only, this day of               , 1999, is entered into by WMC Two Partners, Ltd. (“Landlord”), and 21st Century Oncology, Inc. (“Tenant”).

The Landlord demises and leases to Tenant, and Tenant rents from Landlord, the Premises (hereafter defined) pursuant to the terms and conditions set forth in the Specific Provisions and the General Provisions hereinafter set forth, and subject to the Guarantee remaining in full force and effect.

SPECIFIC PROVISIONS

(a)	Landlord’s Address:	2300 Glades Road, Suite 100E Boca Raton, FL 33431

(b)	Tenant’s Address:	2234 Colonial Boulevard Ft. Myers, FL 33907

(c)	Tenant’s Trade Name:	21st Century Oncology, Inc.

(d)	Guarantor:	Radiation Therapy Services, Inc.

	Guarantor’s Address:	2234 Colonial Boulevard Ft. Myers, FL 33907

(e)                     Premises:    Suite No. TBD of the Westside Medical Arts Building (the “Project”).

(f)                       Rentable Area of the Premises:    Approximately 9,300 square feet. Refer to Exhibit “F” attached hereto.

(g)                    Useable Area of the Premises:    Approximately 8,300 square feet, but in no event less than 8,200 square feet. Refer to Exhibit “F” attached hereto.

Note: Final useable and rentable square footage shall be determined from the final architectural plans for the Premises and subject to Landlord’s reasonable discretion with respect to lay-out of multi-tenant floors.

(h)                    Lease Term:    ten years, with one 5 year renewal term.

(i)                        Lease Term Commencement Date:    The Lease term shall commence on the later of (A) the earlier of (i) 90 days after the issuance of a certificate of completion by the appropriate governmental authority for the building shell, or (ii) the date of issuance by the appropriate governmental authority of a certificate of occupancy for the interior build-out of the Premises, or (B) 120 days from execution date of this Lease.

(j)                        Base Rent per month (excluding sales tax payable thereon):

Lease Year 1 $12,400.00 per month (ESTIMATED) ($16.00/Rentable SF)

Consumer Price Index (CPI) percentage increase in each of Lease years 2 through 10 over prior lease year for initial term and all renewal terms together with all applicable sales taxes thereon. In no event, however, shall the yearly increase be greater than five percent (5%) or less than two percent (2%) during the initial term or any option years.

(k)                     Additional Rent:    Common area utility expenses, real estate taxes and common area expenses as well as any and all other amounts set forth in the Lease.

(l)                        Rent:    Base Rent plus Additional Rent.

(m)                  Security Deposit:    Two month’s Rent.

(n)                    Permitted Use of Premises:    Medical offices and other uses permitted by Section 41 of the General Provisions.

(o)                    Tenant’s Proportionate Share:    Tenant’s Proportionate Share of Common Area Maintenance Costs shall be 19.65%. (ESTIMATED) Additional Rent for Lease Year 1 is $4.50 per rentable square foot. (ESTIMATED)

(p)                    Tenant Improvement Allowance:    $42.00 per usable square foot, of which $3.00 shall be used for design fees.

(q)                    Exclusive:    Tenant shall be granted an exclusive for radiation oncology in the Project.

(r)                       Special Construction:    Tenant acknowledges that the Project is being designed for typical medical office suites. Furthermore, the Project will include a single-story addition to accommodate Tenant’s use. All costs associated with the design and construction of the Premises, inclusive of the single-story addition, over and above the Tenant Improvement Allowance, shall be the responsibility of Tenant. Landlord consents to Tenant’s use of its own contractor for Tenant Work, provided that Tenant’s contractor is duly licensed and insured.

This Lease Agreement includes the Specific Provisions, the General Provisions and the Guarantee of Lease.

WITNESSES:		TENANT:

21st Century Oncology, Inc.

/s/ Authorized Signatory		By:	/s/ Daniel E. Dosoretz
Print Name:	Authorized Signatory	Print Name:	Daniel E. Dosoretz, M.D.

/s/ Authorized Signatory
Print Name:	Authorized Signatory	Date:	June 8, 2000

LANDLORD:

WMC Two Partners, Ltd., a Florida limited partnership

By: WMC Two Equity Corp., a
Florida corporation

	/s/ Authorized Signatory	By:	/s/ William R. Greenfield
Print Name:	Authorized Signatory		William R. Greenfield
President
/s/ Authorized Signatory
Print Name:	Authorized Signatory	Date:	6/9/00

GENERAL PROVISIONS

1.                         RENT

(a)                    Payment.   The term Rent, as used herein, shall include Base Rent and Additional Rent. All Rent payments shall be due and payable at Landlord’s office or at such other place as may be designated in writing by Landlord, in advance without deduction, setoff or demand, except as provided herein, on the first day of each month during the term of this Lease, together with applicable Florida sales tax on all such payments. In the event Landlord has not received such Rent and other payments by the 10th day of each month, Tenant shall pay a late charge equal to 5% of the amount of the late payment. Adjustments to the Base Rent shall be made after the Commencement Date (as hereinafter defined) and as set forth in the Specific Provisions. All payments due pursuant to this Lease shall be made in coin and currency which, at the time or times of payment, is legal tender for public and private debts in the United States of America. Payment of the Rent for any partial month during the term of this Lease shall be appropriately pro rated.

(b)                   Base Rent.   The Base Rent per month shall be fixed at the amount set forth in the Specific Provisions for the initial twelve (12) months of the Lease Term. At the end of the first lease year and every twelve (12) months (lease year) thereafter during the term of this Lease plus any option years, the amount of Base Rent shall be adjusted and such adjusted amount shall then be the Base Rent for the following lease year. The Base Rent for each lease year after the initial lease year shall be equal to the Base Rent for the lease year just ended multiplied by a fraction the numerator of which is the Consumer Price Index, All Urban Consumers, Miami-Ft. Lauderdale Index (1982-84=100) reported by the United States Department of Labor, Bureau of Labor Statistics (“CPI”) in effect at the end of the lease year just ended and the denominator of which is the CPI in effect at the beginning of the lease year just ended. In no event shall the Base Rent increase by more than five percent (5%) per year or less than two percent (2%) per year during the initial term or any option years.

(c)                    Additional Rents.   All taxes, charges, costs, assessments and expenses that Tenant assumes or agrees to pay in accordance with Section 2 herein or any other provision of this

Lease, together with all interest and late charges that may accrue thereon in the event of the failure of Tenant to pay those items and all other damages, costs, expenses and sums that Landlord may suffer or incur, or that may become due by reason of any default of Tenant or failure by Tenant to comply with the terms and conditions of this Lease, shall be deemed to be Additional Rent and in the event of non-payment, Landlord shall have all the rights and remedies as herein provided for failure to pay Rent.

(d)      Sales Tax. Sales tax shall be due and payable by Tenant on all sums paid in consideration of this Lease including, but not limited to Rent (Base Rent and Additional Rent).

2.         ADDITIONAL RENT

(a)        Common Area Maintenance.

(i)     Tenant shall pay as additional monthly rent Tenant’s Proportionate Share (as defined herein) of insurance and common area maintenance costs together with applicable sales tax thereon (collectively, referred to herein as common area maintenance costs or expenses). Tenant’s Proportionate Share of the common area maintenance expenses shall be a fraction, the numerator of which is the number of rentable square feet leased to Tenant and the denominator of which is the total number of rentable square feet in the Project. Landlord shall estimate, in good faith, common area maintenance costs annually in advance and Tenant shall pay these estimates monthly in advance as Additional Rent under the same terms and conditions set forth herein. These estimated costs shall then be adjusted annually based on actual costs.

(ii)    Within 90 days following the end of each calendar year of this Lease, including any renewal terms, Landlord shall notify Tenant of actual common area maintenance costs for such calendar year and of Tenant’s Proportional Share thereof. If the total of the monthly payments of common area maintenance costs actually made by Tenant shall be less than Tenant’s Proportionate Share of the actual common area maintenance costs for a particular year, Tenant shall pay to Landlord the amount of such difference within twenty (20) days after notice of the amount due. If Tenant shall have paid more than Tenant’s Proportionate Share of the actual common area maintenance costs for a particular year, Landlord shall credit Tenant’s account with the overpayment amount at such time as the next rental payment is due or shall pay such overpayment amount to Tenant if the Lease has terminated or expired within 20 days after such termination or expiration. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall have the right, at any time within sixty (60) days following its receipt of Landlord’s notice of actual common area maintenance costs for the previous year, to examine Landlord’s books with respect to such actual common area maintenance costs and to conduct an audit thereof to determine whether the actual common area maintenance costs comply with the requirements and definition of common area maintenance costs set forth hereinbelow. If any such audit or examination reveals that either the actual common area maintenance costs, or Tenant’s Proportionate Share thereof, were overstated, the overstated amount shall be applied as a credit against the next installment of Rent due under this Lease or promptly paid over to Tenant, at Tenant’s option. In the event Landlord disputes Tenant’s findings, then an independent auditor selected by Landlord and Tenant shall resolve the dispute. The cost of the auditor shall be divided equally by the parties.

(iii)   The common area maintenance costs shall be all of Landlord’s reasonable expenses incurred in operating and maintaining the Project. By way of example, and without limiting the generality of the foregoing, said costs include: maintenance and repair of the roof, foundation, structural portions and exterior walls of the Project (including common areas), parking areas and landscaped areas; maintenance and repair of the plumbing, electrical, lighting, mechanical and HVAC Systems lying outside the Premises or serving other portions of the Project outside the Premises; refuse removal; exterior painting; the cost of personnel to implement such services and to police the common facilities; property management fees (but not in excess of 5% of the gross rent for the Building); ad valorem real estate taxes (but if there are any special assessments levied against the Project which may be paid in installments such special assessments shall be deemed to be paid by Landlord in the maximum number of installments and only the minimum required annual installment may be included by Landlord in common area maintenance costs); utilities; janitorial; and other items pertaining to the common areas or which are required to maintain the common areas in well-kept, good repair, and attractive condition, but specifically excluding anything which would constitute a capital expenditure. The cost and expense of non-management personnel shall be the responsibility of Landlord. Notwithstanding anything to the contrary set forth hereinabove none of the following costs and expenses shall be included in common area maintenance costs: (i) any rent or other payments on underlying leases, (ii) any principal, interest or other payments due on debts, (iii) leasing and marketing expenses for the Building, (iv) any payments for services made to entities affiliated to or related to Landlord to the extent the payments exceed fair market value for the services, (v) any costs that are necessary to comply with laws in effect as of the date of this Lease, (iv) any costs for providing services to other tenants of the Project to the extent those services exceed those that are provided to Tenant hereunder at no charge, (vii) any costs for which Landlord is reimbursed by insurance, warranties, or otherwise and (viii) any costs or fees in connection with the acquisition and development of the Project including by exactions by governmental authorities such as impact fees.

(b)      Public Utilities.

Tenant shall pay for all utilities, used or consumed in or upon the Premises, which shall include, but not be limited to, charges for electricity and telephones. In addition thereto, Tenant shall pay as part of the common area maintenance costs, Tenant’s Proportionate Share of water and sewer charges for the Project. Utilities, including HVAC, shall be separately metered and Tenant shall pay the utility supplier directly for all utility expenses related to the Premises. The separate meter shall be installed as part of the Tenant Work (as hereinafter defined) . In the event electricity or water service to the Premises is interrupted and such interruption is caused by a matter within the control of Landlord, and such interruption materially and adversely affects Tenant’s use of the Premises, and such interruption continues for five (5) or more consecutive business days, then the Rent due under this Lease shall abate beginning as of the sixth (6th) business day. Such abatement shall not be applicable in the event the interruption in service is not caused by and is not within the control of Landlord.

(c)       Taxes.

(i)     As set forth hereinabove, Tenant shall pay Tenant’s Proportionate Share of ad valorem real estate taxes assessed by any lawful authority against the Project as part of the common area maintenance costs.

(ii)    Landlord shall, in good faith, estimate real estate tax charges attributable to the Project annually in advance and Tenant shall pay these estimates in monthly installments as Additional Rent. Adjustments, if necessary, shall be made as set forth in paragraph 2(a) (ii) above.

(d)      Any and all other amounts payable by Tenant hereunder.

3.        SECURITY DEPOSIT

Tenant, concurrently with the execution of this Lease, has deposited with Landlord the Security Deposit, receipt of which is hereby acknowledged by Landlord. The Security Deposit shall be retained by Landlord as security for the payment by Tenant of the Base Rent and Additional Rent herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this Lease. It is agreed that Landlord, at Landlord’s option, may at any time that Tenant is in default under this Lease beyond any applicable grace period and has not cured such default in accordance with the terms hereof, apply all or any part of the Security Deposit towards the payment of past due Rent and all other past due sums payable by Tenant hereunder, and towards the performance of each and every of Tenant’s covenants under this Lease. Tenant’s covenants and liabilities under this Lease shall be discharged by such application of the Security Deposit only to the extent of the amount applied. If Landlord applies all or any part of the Security Deposit towards the payment of past due Rent or any other past due sums payable by Tenant hereunder, or towards the performance of any of Tenant’s covenants under this . Lease, Tenant shall deposit such additional sum(s) of money with Landlord as are necessary to restore the Security Deposit to the total amount specified hereunder. Tenant shall make such additional deposit(s) within ten (10) days of Landlord’s request therefor. Tenant’s failure to make such additional deposit(s) shall constitute a default hereunder. Landlord shall not pay any interest on the Security Deposit. If Landlord repossesses the Premises because of Tenant’s default or breach, Landlord may apply all or any portion of the Security Deposit to compensate Landlord for the damages it has suffered to the date of the repossession and may at its option retain the remainder to apply against such damages as may be suffered by Landlord thereafter by reason of the default or breach. Provided there exists no uncured event of default at the expiration or earlier termination of this Lease, the Security Deposit shall be returned to Tenant in full within 20 business days following such expiration or termination. Tenant covenants that it will not assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. In the event of a transfer of Landlord’s interest hereunder, then Landlord shall have the right to transfer the Security Deposit to Landlord’s successor in interest.

4.         COMMENCEMENT OF LEASE TERM

(a)       The Lease term shall commence on the later of (A) the earlier of (i) 90 days after the issuance of a certificate of completion by the appropriate governmental authority for the building shell, or (ii) the date of issuance by the appropriate governmental authority of a certificate of occupancy for the interior build-out of the Premises, or (B) 120 days from the execution date of this Lease.

(b)      When the Commencement Date of this Lease has been determined, as provided under (a) above, Tenant shall execute, acknowledge and deliver to Landlord the written statement attached hereto as Exhibit “B” specifying the Commencement Date of the Lease Term. Tenant’s failure to do so within 20 days of written demand by Landlord shall be deemed a default hereunder.

5.         COMMON AREAS

Landlord shall, at Landlord’s expense, cause the Project to be completed substantially in accordance with the existing plans for the project (“Landlord Plans”). Landlord shall diligently proceed to complete the Project and deliver the Premises to Tenant on or before the estimated date of occupancy set forth in the Lease Agreement; however, this provision shall in no way alter the Lease Term Commencement Date otherwise provided in this Lease. In addition, Exhibit “D” attached hereto sets forth the base building improvements (being the building shell) to be constructed and developed by Landlord, which improvements shall be completed at Landlord’s expense (“Landlord’s Work”). In addition to the Premises described in the Lease, provided the Lease is in full effect, Tenant is given the right to the nonexclusive use, in common with other occupants of the Project, of all such automobile parking areas, driveways, walkways, and other facilities designed for common use, as may be installed by Landlord in the Project, and of such other facilities as may be provided or designated from time to time by Landlord for common use, subject to the terms and conditions of the Lease. Such facilities shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to change such facilities (provided that Landlord shall not materially change the location of or reduce the number of parking spaces serving the Project from that shown on the Landlord’s Plans, nor shall Landlord alter the parking in such a way as to be inconsistent with Tenant’s licensure requirements); to restrict parking by Tenants and their employees to employee parking areas in accordance with the provisions hereof; to do such things as in the Landlord’s reasonable discretion may be necessary regarding such facilities; and to make rules and regulations pertaining to and reasonably necessary for the proper operation and maintenance of the common facilities, all in accordance with the provisions hereof. Any changes to the parking area must be approved in writing by Tenant, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary set forth hereinabove, in no event shall Landlord alter or reduce the common area shown on Landlord’s Plans in any manner that would materially, adversely affect Tenant’s use of or access to the Premises.

6.         TENANT IMPROVEMENT ALLOWANCE; PREPARATION OF PREMISES

Landlord shall provide Tenant with the Tenant Improvement Allowance set forth in the Specific Provisions for work in preparing the Premises for Tenant’s use (“Tenant Work”). A portion of the Tenant Improvement Allowance in the amount of S3.00 shall be used for design fee purposes. Such allowance shall be disbursed by, and in accordance with the draw requirements of Landlord. The allowance shall be available solely for the hard costs of leasehold improvements, and no portion thereof shall be used for furniture, personal property, working capital or other purposes. Leasehold improvements shall include, but shall not be limited to, all interior demising walls, flooring, electrical materials and equipment, mechanical, plumbing, and life-safety equipment in the Premises. Any costs and expenses of the Tenant Work that exceed the Tenant Improvement Allowance shall be the responsibility of and shall be paid by Tenant. In order to ensure a consistent and attractive appearance of the Project, Landlord will provide the window treatments for the Premises, but the cost for said window treatments will be paid from the Tenant Improvement Allowance. Tenant shall cooperate with Landlord in developing plans and specifications for Tenant Work, but all Tenant Work shall be done by Landlord’s architects, engineers and contractors and any dispute with respect to Tenant Work shall be conclusively resolved by such architect. Tenant may request in writing to Landlord that Tenant be permitted to use an architect, engineer or contractor other than Landlord’s architect, engineer or contractor. Tenant may do so only upon written approval by Landlord, which approval shall be in Landlord’s sole discretion.

(a)       Prior to the Commencement Date, Tenant shall accept the Premises and the Project in their existing condition and state of repair.

7.         REPAIRS; MAINTENANCE OF PREMISES

As a component of common area maintenance, Landlord shall keep the roof, foundation, structural portions and exterior walls of the Project, as well as the common areas, parking areas and landscaped areas and all portions of the plumbing, electrical, mechanical and HVAC systems lying outside the Premises or serving other portions of the Project in addition to the Premises, excepting any work done by the Tenant and any glass or doors, in proper repair, provided, that if any such repair is required solely by reason of the Tenant’s negligence (as well as intentional conduct) or the negligence (as well as intentional conduct) of any of its agents, employees, or customers, or other persons using the Premises, with Tenant’s consent, expressed or implied, Landlord may make such repairs and add the cost thereof to the next installment of Rent which shall thereafter become due.

Tenant shall keep the interior of the Premises, which includes, but is not limited to, all electrical, plumbing and other mechanical installation therein which serves only the Premises, all doors, and all plate glass which are a part of the Premises and door window glass, in good order and clean and attractive appearance making all repairs, alterations, replacements, and modifications at its expense and using materials and labor of a kind and quality equal to the original work and shall surrender the Premises at the expiration or earlier termination of this Lease in as good a condition as when received, reasonable wear and tear and loss by fire or other casualty, condemnation or Landlord’s negligence, willful misconduct or failure to repair as required herein excepted.

8.         ALTERATIONS

Tenant shall not make any alterations, improvements, or additions to the Premises during the term of the Lease or any extension thereof without first obtaining the written consent of Landlord. Tenant shall not cut or drill into, or secure any fixture, apparatus, or equipment of any kind to any part of the Premises without first obtaining written consent of Landlord. All such alterations, improvements, and additions made by Tenant shall remain upon the Premises at the expiration or earlier termination of the Lease and shall become the property of Landlord, unless Landlord shall, prior to such termination, have given written notice to Tenant to remove same, in which event Tenant shall remove such alterations, improvements, and additions and restore the Premises to the same good order and condition in which they were in at the Commencement Date. Should Tenant fail to do so, Landlord may do so collecting the cost and expense thereof from Tenant as Additional Rent, or, at Landlord’s option, by application of the Security Deposit required hereunder. Notwithstanding the foregoing, (i) items that are not fixtures (other than trade fixtures) may be removed from the Premises by Tenant upon the proper termination of the Lease, (ii) Tenant will not be required to remove leasehold improvements from the Premises, and (iii) Tenant shall have the right, without Landlord’s consent, to make routine, non-structural alterations to the Premises that do not adversely affect the central building systems of the Project.

9.         AFFIRMATIVE COVENANTS OF TENANT

Tenant covenants that it shall:

(a)       Comply with the terms of any and all state or federal statutes or local ordinances or regulations applicable to Tenant or its use of the Premises, and save and hold the Landlord harmless from penalties, fines, costs, expenses, or damages resulting from Tenant’s failure to do so. Landlord acknowledges that it will be wholly responsible for any accommodations or alterations which need to be made to the Project or any of the common areas serving the Project to accommodate disabled employees, invitees, patients and visitors, including requirements under the Americans With Disabilities Act, unless the accommodation or alteration is of a unique nature due to Tenant’s practice or Tenant’s requirements, in which case Tenant shall be responsible to make such alterations with Landlord’s consent which may be withheld for any reason. Any alterations or accommodations so made will be made solely at Landlord’s expense and the costs incurred by Landlord may not be included in common area maintenance costs.

(b)      Comply with the terms and conditions set forth herein relating to the use, operation, and maintenance of the Premises and the common areas and facilities.

(c)       Give Landlord prompt written notice of any material accident, fire, or damage occurring on or to the Premises or the common area.

(d)      Conduct its business on the Premises in a dignified manner and keep the Premises in first-class condition in accordance with high standards of operation.

(e)       Comply with all rules and regulations of the Landlord in effect at the time of the execution of the Lease as same may be amended or promulgated from time to time by Landlord, which Landlord shall reasonably deem necessary in connection with the Premises, the building of which the Premises are a part, and the Project, including the installation of such fire extinguishers and other safety equipment as the Landlord may reasonably require; and comply with the recommendations of the Landlord’s insurance carriers and their rate-making bodies. Landlord shall use all reasonable efforts to enforce all rules in an even manner against all tenants of the Project. In no event shall Tenant be bound by any amendment to or addition to the rules attached hereto on

Exhibit “C” if Tenant’s use or enjoyment of and access to the Premises would be materially adversely affected.

(f)       Pursuant to Florida Statutes Section 713.10, Tenant, and all suppliers, contractors, artisans, mechanics, and laborers and other persons contracting with Tenant, shall have no power or authority to create any lien or permit any lien to attach to the Premises, reversion or other estate of Landlord in the Premises, Project in general or other improvements thereof, that such inrerest shall not be subject to liens for improvements made by or on behalf of Tenant, and therefore, Tenant agrees to do all things reasonably necessary to prevent the filing of any mechanic’s or other liens against the Premises or any part thereof by reasons of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed against the Premises or any of such other interests, Tenant shall cause the same to be discharged of record within 30 days after the date of filing of the same. If Tenant shall fail to discharge such lien within said period, then, in addition to any other right or remedy of Landlord resulting from Tenant’s default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law.

(g)      Pay to Landlord, as Additional Rent, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing paragraphs of this provision, including Landlord’s costs, expenses, and reasonable attorneys’ fees actually incurred at a reasonable hourly rate and such actual and reasonable fees for appeals incurred by Landlord in connection therewith.

10.       NEGATIVE COVENANTS OF TENANT

Tenant covenants that it shall not do any of the following without the prior consent in writing of Landlord:

(a)       Use or operate any machinery or emit any noises or noxious odors from the Premises that are harmful to the building of which the Premises are a part or disturbing to other tenants in the Project.

(b)                   Do or suffer to be done, anything objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, on the building of which the Premises may be a part or on the real estate on which the Project is located shall become void or suspended, or be rated as a more hazardous risk than at the date when Tenant receives possession hereunder. In the case of a breach of this covenant, which Tenant does not cure within thirty (30) days of notice from Landlord, in addition to all other remedies of Landlord hereunder, Tenant shall pay to Landlord as Additional Rent any increase of premiums on any such insurance, which increase is caused solely by the occupancy of Tenant.

(c)                    Commit or suffer to be committed by any person, any waste upon the Project, Premises or common areas or any nuisance or other unauthorized act which may disturb the quiet enjoyment of any occupant of Landlord’s property.

(d)                   Tenant shall neither use nor occupy the Premises or any part thereof for any unlawful purpose nor operate or conduct its business in a manner constituting a nuisance of any kind in the reasonable and non-discriminatory judgment of Landlord. Tenant shall immediately on discovery or notice of any unlawful, or hazardous use, take action to halt such activity.

11.                   INFECTIOUS WASTE DISPOSAL AND SOLID WASTE DISPOSAL

(a)                    Landlord acknowledges that Tenants permitted use of the Premises includes medical “Hazardous Waste Materials”, x-ray materials and other chemicals that are used in the normal course of Tenant’s business as permitted hereunder. Tenant shall abide by all municipal, county, state and federal statutes, laws, ordinances, administrative rules and regulations and guidelines applicable to the disposal of “Hazardous Waste Materials” as hereinafter defined. Tenant shall not deposit or dispose of any Hazardous Waste Materials which requires special handling into the waste disposal facilities provided by Landlord. Tenant shall, at Tenant’s expense, employ or engage private waste management services to dispose of any and all waste of the Tenant which must be handled in any manner other than general waste collection provided by Landlord through public or private waste collection service. Without limiting the foregoing, the Tenant shall employ or engage a licensed waste disposal service to provide any required containers or storage facilities and to remove any “Special Waste” or “Infectious Waste” which Tenant must handle in a manner as provided for by “Hazardous Materials Laws” as hereinafter defined.

(b)                   Tenant shall indemnify and hold harmless Landlord and all superior lessors, fee owners, superior mortgagees and each of its and their respective affiliates partners, directors, officers, agents and employees (the “Indemnified Parties”) from and against any and all claims arising from or in connection with any act, omission or negligence of Tenant relating to or arising out of the disposal of Hazardous Waste Materials at the Premises of the Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors, together with all costs, expenses and liabilities in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses actually incurred and at a reasonable hourly rate. In the event any Indemnified Parties shall be made party to any litigation or proceeding commenced by or against Tenant, then Tenant shall protect, indemnify and hold such Indemnified Parties harmless from and against and Tenant shall pay all costs, expenses actually incurred at a reasonable hourly rate and attorneys’ fees actually incurred at a reasonable hourly rate (both trial and appellate fees) by such Indemnified Party in connection with such litigation or proceeding. Tenant shall also pay all costs, expenses and reasonable attorneys’ fees actually incurred at a reasonable hourly rate by such Indemnified Party in enforcing the covenants and agreements in this Section. TENANT ACKNOWLEDGES AND AGREES THAT IT IS THE SOLE RESPONSIBILITY OF THE TENANT TO ASCERTAIN AND COMPLY WITH THE HANDLING AND DISPOSAL OF WASTE, INCLUDING HAZARDOUS WASTE MATERIALS OR ANY OTHER MATERIAL FROM THE PREMISES.

(c)                    (1)     For purposes of this Lease, “Hazardous Waste Materials” shall mean any matter giving rise to liability under (i) the Resources Conservation Recovery Act as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (“RCRA”), 42, U.S.C. Sections 6901 et seq., (ii) the Comprehensive Environmental Response, Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (“CERCLA”), 42, U.S.C. Sections 9601 et seq., (iv) the Toxic Substances and Control Act, as now or hereafter amended (“TSCA”), 15 U.S.C. Sections 2601 et seq., (v) the Clean Air Act, as now or hereafter amended (“CAA”), 42 U.S.C. Sections 7401 et seq., (vi) any Florida statute governing the generation, storage, disposition, release or existence of hazardous substances, (vii) any common law theory based on. nuisance or strict liability, and (viii) any other applicable law (collectively, the “Hazardous Waste Materials Laws.” ) .

(2)     Tenant hereby agrees that Tenant and Tenant’s officers, directors, employees, representatives, agents, contractors, subcontractors, successors, assigns, lessees, sublessees, concessionaires, invitees and any other occupants of the Premises (for purpose of this Section, referred to collectively herein as “Tenant Representative”) shall not use, generate, manufacture, refine, produce, process, store or dispose of, on, under or about the Premises or the Project or transport to or from the Premises or the Project for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting Hazardous Waste Materials, except in compliance with all applicable Hazardous Waste Materials Laws. Furthermore, Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the storage or use by Tenant or any of Tenant’s representatives of Hazardous Waste Materials on the Premises, including without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Project.

(3)     If at any time during the Lease Term (or any extended term) any contamination of the Premises or the Project by Hazardous Waste Materials shall occur where such contamination is caused by the act or omission of Tenant or Tenant’s representatives (“Tenant Contamination”) then Tenant at its sole cost and expense, shall, to the satisfaction of Landlord, promptly and diligently remove such Hazardous Waste Materials from the Project or the groundwater underlying the Project to the extent reasonably possible in accordance with the requirements of the applicable Hazardous Waste Materials Laws and industry standards then prevailing in the Hazardous Waste Materials management and remediation industry in Florida. However, Tenant shall not take any required remedial action in response to any Tenant’s Contamination in or about the Project or enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Tenant’s Contamination without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interests with respect thereto. In addition to all other rights and remedies of the Landlord hereunder, if Tenant does not promptly and diligently take all steps to prepare and obtain all necessary approvals of a remediation plan for any Tenant’s Contamination and thereafter commence the required remediation of any Hazardous Waste Materials released or discharged in connection with Tenant’s Contamination within thirty (30) days after Landlord has reasonably approved Tenant’s remediation plan and all necessary approvals and consents have been obtained and thereafter continue to prosecute said remediation to completion in accordance with the approved remediation plan, then Landlord, at its sole discretion, shall have the right, but not the obligation, to cause said remediation to be accomplished, and Tenant shall reimburse, within 30 business days of written demand for reimbursement, all amounts reasonably and actually paid by Landlord (together with interest on said amounts at the highest lawful rate until paid), when said demand is accompanied by proof of payment of the amounts demanded. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Waste Materials removed from the Project as part of Tenant’s remediation of any Tenant’s Contamination.

(4)     Each party hereto (for purposes of this Section, “Notifying Party”) shall promptly notify the other party (the “Notice Recipient”) in writing of: (1) any enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated or threatened concerning the Project pursuant to any Hazardous Waste Materials Laws; (ii) any claim made or threatened by any person against the Notifying Party or the Project relating to damage contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Waste Materials on or about the Project; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Waste Materials in or removed from the Project including any complaints, notices, warnings or asserted violations in connection therewith, all upon receipt by the Notifying Party of actual knowledge of any of the foregoing matters. Notifying

Party shall also supply to Notice Recipient as promptly as possible, and in any event within five (5) business days after Notifying Party first receives or sends the same, with copies of all claims, reports, complaints, notices, warning or asserted violations relating in any way to the Premises or the Project.

(d)     Tenant shall provide to Landlord a written copy of a business policy to be duly followed by Tenant for disposal of medical waste and Hazardous Waste Materials that Tenant intends to generate, transport, store, treat or dispose of at the Premises, the Project or any adjacent properties.

(e)     Notwithstanding the other provisions of this Paragraph 11, except to the extent reasonable and customary for a surgery center and in accordance with all applicable laws, rule and regulations, Tenant shall not conduct or authorize the generation, transport, storage, treatment or disposal at the Project or any adjacent properties, of any Hazardous Waste Materials without prior authorization by Landlord, and, if Tenant does so without such authorization, it shall constitute a default under this Lease. Landlord may, in its sole discretion, withhold such authorization, with or without cause in any instance.

(f)     As of the date hereof, Landlord has no knowledge of any violation of any Hazardous Materials Laws with respect to the Project. Landlord shall indemnify and hold harmless Tenant from and against any and all claims arising from or in connection with any act, omission or negligence of Landlord relating to or arising out of the disposal of Hazardous Waste Materials at the Project by Landlord, together with all costs, expenses and liabilities in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses actually Incurred and at a reasonable hourly rate. In the event Tenant discovers the violation of any Hazardous Materials Laws with respect to the Project, then Tenant shall immediately notify Landlord of such violation and Landlord shall promptly take all action reasonably necessary to remediate such violation.

12.                   RIGHTS OF LANDLORD

Landlord reserves in addition to any rights reserved herein, the following rights with respect to the Premises:

(a)                    At all reasonable times, to go upon and inspect the Premises provided it does not unreasonably disrupt the Tenant’s business, and at its option to make repairs, alterations, and additions required under this Lease to be made by Landlord thereto or to the building of which the Premises are a part. If Tenant shall not be personally present, to open and permit an entry by Landlord into the Premises, and if any entry therein shall be necessary in the case of an emergency, Landlord or Landlord’s agents may make forcible entry without rendering Landlord or such agent liable therefore and without in any manner affecting the obligations and covenants of this Lease. Tenant hereby grants Landlord the necessary licenses to carry out the terms of this provision.

(b)                   To install or place upon, or affix to, the roof and exterior walls of the Premises or elsewhere, such equipment, signs, displays, antennas, or any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the building of which the Premises are a part and provided, further, that same shall not adversely affect Tenant’s use, occupancy or enjoyment of the Premises or access thereto or therefrom, or materially detract from the appearance of the Building when compared to the appearance of comparable medical buildings in Plantation, Florida.

The reasonable exercise of any right reserved to Landlord in this provision, or otherwise, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises and shall not render Landlord liable in any manner to Tenant or to any other person.

13.                   DAMAGE TO PREMISES

(a)                    If through no fault or negligence of Tenant, its employees, agents, or invitees, the Premises shall be damaged by fire or other casualty of the kind insured against in standard policies of fire insurance with extended coverage, but are not thereby rendered untenantable, Landlord shall promptly cause such damage to be repaired, and the Rent shall not be abated. If, by reason of such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall promptly, after receipt of the insurance proceeds, cause the damage to be repaired to the extent required by its original obligation to build as set forth in Exhibit “A” to the Lease, meanwhile, Rent shall be abated proportionately as to the portion of the Premises rendered untenantable. If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord may promptly upon receipt of the insurance proceeds cause such damage to be repaired to the extent required by its original obligation to build as set forth in the Lease, and the Base Rent meanwhile shall be abated in whole, provided, however, that there shall be no extension of the terms of the Lease by reason of such abatement, or in the alternative, Landlord may terminate the Lease by notice to Tenant, such notice to be given within thirty (30) days of the event rendering the Premises wholly untenantable. Such termination by Landlord shall not affect any prior defaults of Tenant. Except as herein provided, there shall be no obligation of Landlord to repair or rebuild in case of fire or other casualty.

(b)                   In addition to and notwithstanding the foregoing, within thirty (30) days of any damage or casualty to the Premises or the Project where the Premises are rendered wholly untenantable, Landlord shall notify Tenant if the damage is reasonably capable of being restored within 180 days of the date of such casualty or damage. In the event the casualty damage is not reasonably capable of being restored by Landlord within 180 days of the date of casualty, then Tenant may terminate the Lease.

(c)                    Any damage caused by any intentional or gross negligent act of Tenant, its employees, agents, or invitees shall be Tenant’s responsibility and shall result in no Rent abatement.

14.                   INDEMNIFICATION AND INSURANCE REQUIREMENTS

(a)                    Tenant shall:

(1)     Indemnify Landlord, Landlord’s agents, Landlord’s landlord and others in the chain of title, including the fee owner (collectively, Indemnified Parties), and save and hold the Indemnified Parties harmless from and against any and all claims, actions, damages, liability, and expense, including attorneys’ fees actually incurred at a reasonable hourly rate, in connection with loss of life, personal injury, or damage to property occurring in or arising out of, the Premises or occasioned wholly or in part (but only to the extent so occasioned) by any negligence of Tenant, Tenant’s agents, subtenants, licensees, contractors, patients or employees. Landlord shall fully indemnify, defend and hold harmless Tenant and Tenant’s agents, directors, officers, partners, employees, invitees and contractors from any and all claims, demands, losses, liens, costs, damages, expenses (including, but not limited to, attorneys’ fees actually incurred at a reasonable hourly rate), causes of action and liabilities of any and every nature arising out of any events occurring outside the Premises (unless caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors) or arising out of any events which occur in the Premises and are caused by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors.

(2)     At all times during the term hereof, keep in force, at its own expense commercial general liability insurance in companies with an A.M. Best rating of A- or better and naming as additionally insured each of Landlord, all other Indemnified Parties, Tenant and any mortgagee holding a mortgage encumbering Landlord’s property with minimum combined limits of $1,000,000.00 on account of bodily injuries to or death of any person and on account of damage to property, each on an occurrence basis.

(3)     At all times during the term hereof, keep in force, at its own expense, plate glass insurance in companies acceptable to Landlord and naming as insured Landlord, all other Indemnified Parties and Tenant.

(4)     At all times during the term hereof, keep in force, at its own expense, all-risks property, vandalism, malicious mischief and flood insurance, if the Premises are in a flood district, in companies acceptable to Landlord in an amount not less than one hundred percent (100%) of the replacement costs of Tenant’s betterments and improvements to the Premises, and naming Landlord, all other Indemnified Parties and mortgagee holding a mortgage encumbering the Premises as an insured, to the extent of such betterments and improvements.

(5)     At all commercially reasonable times during the term hereof, keep in force, at its own expense, worker’s compensation insurance for all employees of Tenant and commercially reasonable business interruption insurance.

(6)     Furnish to Landlord within ten (10) days prior to Commencement Date, certificates evidencing coverage required by the Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of such policies without first giving thirty (30) days prior written notice thereof to Landlord and also containing the terms of this provision.

(b)                   Landlord will purchase and maintain, at all times “all risks” property insurance covering the Project in an amount equal to $80.00 per gross square foot (with an agreed amount endorsement adequate to prevent Landlord from having any co-insurance obligations) and commercial general liability insurance in amounts customary for a development of this type and covering the entire Project including the common areas, and the pro rata cost of same shall be paid by Tenant as additional rent at the rate of Tenant’s Proportionate Share as defined herein times the total cost of the insurance per year divided by 12; payments for which Tenant shall be obligated under the terms of this paragraph shall be due and payable as part of Tenant’s Additional Rent.

(c)                    Each party (the First Party) hereby releases the other party, such other party’s employees, agents, officers, and directors and each of their affiliates, employees, agents, officers and directors (collectively, the “Released Parties”) from all liability whether for negligence or otherwise, in connection with any loss covered by any insurance policies which the First Party carries with respect to the Premises or any interest or property therein or thereon (whether or not such insurance is required to be carried under this Lease). The parties agree that each of their all-risks property insurance policies will include a clause to the effect of this release provided herein.

15.                    WAIVER OF CLAIMS

(a)                    To the extent covered by insurance of the type and amount required to be carried by Tenant hereunder, Landlord, Landlord’s agents, employees, and contractors and their respective affiliates, employees, agents, officers and directors, shall not be liable (except for acts of willful misconduct or negligence), and Tenant hereby releases all claims, for damages to person or property sustained by Tenant or any person claiming through Tenant resulting from any fire, accident, occurrence, or condition in or upon the Premises, the Project, or adjacent property comprising the development of which the Project is a part, which claims include, but are not limited to, claims for damage resulting from: (1) any defect in or failure of plumbing, heating, or air conditioning equipment, electrical wiring or installation thereof, water pipes, stairs, railings, or walks; (2) any equipment or appurtenances becoming out of repair; (3) the bursting, leaking, or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (4) the backing-up of any sewer pipe or downspout, (5) the escape of steam or hot water; (6) water being upon or coming through the roof or any other place upon or near the Premises; (7) the falling of any fixture, plaster, or stucco; (8) broken glass; and (9) any act,negligence, or omission of Tenant or other occupants of the Project. Similarly, to the extent Landlord suffers any damage to any portion of the Project of the type described in (1) through (9) above and such damage is covered by insurance of the type and amount required to be carried by Landlord pursuant to the terms of this Lease, Landlord hereby waives all claims against Tenant, its agents, employees and contractors with respect to such damage.

(b)                   In the event Tenant’s contents in the Premises are damaged or destroyed by fire or other insured casualty, the rights, if any, of Tenant against Landlord or any of their respective affiliates, employees, agents, officers and directors, with respect to such damage or destruction are waived to the extent covered by insurance of the type and amount required to be carried by Tenant hereunder; and all policies of fire and extended coverage or other insurance covering Tenant’s contents in the Premises shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insured has waived its right of recovery from any person or persons prior to the date and time of loss or damage, if any.

16.                   TRADE FIXTURES

All trade fixtures installed by Tenant, other than those constructed in accordance with the initial plans and specs, in the Premises shall remain the property of Tenant and shall be removable at the expiration or earlier termination of the Lease or any renewal or extension thereof, provided Tenant shall not at such time be in default of any provision herein beyond any applicable grace or cure period; and provided, further, that in the event of such removal, Tenant shall have repaired the damage caused by such removal, and promptly restored the Premises to its original order and condition. Any such trade fixture not removed at or prior to such termination shall become the property of Landlord. Light fixtures, except surgical lights and air conditioning/heating and plumbing equipment, whether or not installed by Tenant, shall not be removable at the expiration or earlier termination of the Lease, or at the expiration of any renewal or extension thereof, and shall become the property of Landlord.

17.                   ASSIGNING, MORTGAGING, SUBLETTING

Tenant shall not directly or indirectly assign, create a security interest in, pledge, mortgage, or encumber any legal or equitable interest in the Lease, in whole or in part, or sublet the whole or any part of the Premises, or permit the use of the whole or any part hereof by a licensee or concessionaire or any person without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. In the event that such assignment, subletting, licensing, or granting of a concession is consented to, Tenant shall nevertheless remain liable for the performance of all the provisions of the Lease. Any transfer, sale, pledge, or other disposition, in any single transaction or cumulatively during the term of the Lease or any renewal or extension thereof, of a legal or an equitable interest in as much as fifty percent (50%) of the shares or assets of Tenant shall be deemed an assignment of the Lease, and prohibited without the express written consent of Landlord as provided above.

Landlord reserves the right to assign its interest under this Lease, provided such assignee assumes Landlord’s obligations hereunder. Upon receipt of notice of any assignment by Landlord, Tenant shall fulfill each and every obligation and make all payments required under this Lease to such assignee, and Tenant further agrees that, upon receipt of notice of any assignment by Landlord, Tenant will execute any acknowledgement, consent or attornment agreement that Landlord or said assignee may require. In the event of the sale of the Project or Premises and any assignment of this Lease, Landlord shall have the right to transfer the Security Deposit, and Tenant agrees to look to the new landlord solely for the return of said Security Deposit and for the performance of the terms, covenants and conditions of this Lease to be performed by Landlord. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

18.                   SUBORDINATION; ATTORNMENT

This Lease is subject and subordinate to that certain Ground Lease (the “Ground Lease”) between Westside Medical Center. (“Owner”) and Landlord and to any and all mortgages now or hereafter placed on the property of which the Premises are a part and Tenant agrees to execute any forms or agreements that may reasonably be requested by Landlord, Owner or any mortgagee providing for the subordination of the Lease to any such mortgage or to the Ground Lease; provided, however, that any subordination is expressly contingent upon the mortgagee and Owner executing a non-disturbance and attornment agreement reasonably acceptable to Tenant. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the purchaser upon any foreclosure of sale and recognize such purchaser as Landlord under the Lease. Additionally, in the event of the sale of Landlord’s interest in the Premises or the Project, Tenant shall attorn to the purchaser thereof.

19.                   PERFORMANCE OF TENANT’S COVENANTS

Tenant shall perform all of the covenants and conditions on its part to be performed, and it will immediately upon receipt of written notice, where notice of non-performance is required by the Lease, comply with the requirements of such notice, and, further, if Tenant shall violate any covenant or condition herein and does not cure such violation within the applicable cure period herein, Landlord may at its option do or cause to be done any or all of the things required of Tenant by the Lease. In so doing Landlord shall have the right to cause its agents, employees, and contractors to enter upon the Premises (subject to restrictions on Landlord entering the Premises as contained elsewhere in the Lease), and in such event shall have no liability to Tenant for any loss or damages resulting in any way (except negligence or willful misconduct) from such action. Tenant hereby grants Landlord all necessary licenses required to carry out the terms of this provision. Tenant shall pay to Landlord, within twenty (20) days of written demand, any monies paid or expenses incurred by Landlord in taking such actions, including attorneys’ fees and such sums shall be collectible from Tenant as Additional Rent hereunder.

20.                   CUSTOM AND USAGE

Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the covenants and conditions of the Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times. The failure of Landlord at any time to enforce its rights under such covenants and conditions strictly in accordance with the same shall not be construed as having created a custom or estoppel in any way or manner contrary to the specific covenants and conditions of the Lease or as having in any way or manner modified or waived the same.

21.                   SURRENDER AND HOLDING OVER

(a)                    Tenant, upon expiration or termination of the Lease, either by lapse of time or otherwise, shall peaceably surrender to Landlord the Premises in broom-clean condition and in good repair as required in the Lease ordinary wear and tear and fire and other casualty, condemnation or Landlord’s negligence, willful misconduct or failure to repair excepted. In the event that Tenant shall fail to surrender the Premises upon demand, Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive as liquidated damages for all the time Tenant shall so retain possession of the Premises or any part thereof, an amount equal to twice the Base Rent specified in the Lease, as applied to such period together with all other payments required hereunder as Additional Rent.

(b)                   If Tenant remains in possession of the Premises with Landlord’s consent but without a new Lease in writing and duly executed, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, but otherwise subject to all the covenants and conditions of the Lease.

22.                   ADDITIONAL CONSTRUCTION

Landlord reserves the right at any time, and from time to time, to make alterations or additions to the building of which the Premises are a part, and to build adjoining the same. The Landlord also reserves the right to construct other, or add to other, buildings or improvements in the Project, and to permit others to do so from time to time. In the event of such additional construction, Landlord shall not unreasonably interfere with Tenant’s occupancy and no additional construction shall be permitted if it would materially adversely affect Tenant’s use and enjoyment of or access to the Premises or would make any material number of parking spaces unavailable.

23.                   CONDEMNATION

(a)                    If the whole or any material part of the Premises or the Project shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall, at the election of the Landlord or Tenant to be exercised by written notice to the other party within 30 days of such taking or condemnation, cease and terminate as of the date on which title shall vest thereby in that authority and the Rent reserved hereunder shall be apportioned and paid up to date. The Premises shall be considered totally taken if a portion of the Project and/or Premises is taken thereby preventing or substantially impairing Tenant’s operation and business on the Premises.

(b)                   If the Premises are partially taken by condemnation and this Lease is not otherwise terminated, this Lease shall terminate as to that portion of the Premises taken upon the date the condemnor acquires the right to possession thereof, but shall continue in full force and effect as to the remainder of the Premises. The Premises shall be considered partially taken hereunder in the case of any taking in which the Premises is not totally or materially taken as described in (a) above. In the event of a partial taking, the Rent payable after the date on which Tenant shall be required to surrender possession of such portion shall be reduced in proportion to the decreased use suffered by Tenant as the parties may agree or as shall be determined by arbitration.

Notwithstanding any other provision herein to the contrary, in the event a partial condemnation renders the Premises unusable by Tenant for its intended use, then such partial condemnation shall be considered a whole condemnation in accordance with Section 23(a) above.

(c)                    In the event of any taking or condemnation in whole or in part, the entire resulting award of consequential damages shall belong to Landlord without any deduction therefrom for the value of the unexpired term of this Lease or for any other estate, or interest in the Premises now or later vested in Tenant. Tenant assigns to Landlord all its right, title, and interest in any and all such awards. However, Tenant shall not be prohibited from pursuing its own action for damages against the condemning authority.

(d)                   In case of any governmental action not resulting in the taking or condemnation of any portion of the Premises but creating a right to compensation therefor, or if less than a fee title to all or any portion of the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, and provided such condemnation shall not have reduced significantly the previously available parking for Tenant, this Lease shall continue in full force and effect without reduction or abatement of rent.

24.                   FORCE MAJEURE

In the event that Landlord shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of any matters beyond the reasonable control of Landlord, then Landlord shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be extended for a period equivalent to the period of such delay and this Lease and the obligations of Tenant to pay Rent hereunder and perform and comply with all of the terms and provisions of this Lease shall in no way be affected, impaired, or excused.

25.                   ESTOPPEL STATEMENT

Within ten (10) days after request therefor by Landlord or any mortgagee, or in the event of any sale, assignment or hypothecation of the Premises by any of them, Tenant shall deliver to Landlord or such mortgagee, as the case may be, an estoppel statement in form acceptable to the requestor (and signed by Tenant, if an individual, or properly authorized representative of Tenant if Tenant is not an individual) certifying that the Lease is in full force and effect, that Tenant is in possession, that Tenant has commenced the payment of rent, that there are no defenses or offsets to the Lease claimed by Tenant and any other information required reasonably by the requestor.

26.                   EVENTS OF DEFAULT

The occurrence of any of the following shall, in addition to any other events of default provided herein, constitute an event of default hereunder:

(a)                    The filing of a petition by or against Tenant or any Guarantor of this Lease for relief under the Bankruptcy Code, or for its reorganization or for the appointment of a receiver or trustee of Tenant or any Guarantor or Tenant’s or any Guarantor’s property; or an assignment by Tenant or Guarantor for the benefit of creditors; or the taking possession of the property of Tenant or Guarantor by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant; or if a temporary or permanent receiver or trustee shall be appointed for Tenant or for Tenant’s property and such temporary or permanent receiver or trustee shall not be discharged within thirty (30) days from the date of appointment; or any other execution, levy, attachment or other process of law upon Tenant’s interest in the leasehold estate or any part thereof.

(b)                   Failure of Tenant to pay when due any installment of Rent hereunder and/or any other sum herein required to be paid by Tenant, and the continuation of such failure for ten (10) days after written notice of failure from Landlord.

(c)                    Tenant’s removal or attempt to remove Tenant’s goods or property from or out of the Premises other than in the ordinary and usual course of business, without having first paid and satisfied Landlord for all Rent which may have become due prior to such removal.

(d)                   Except as otherwise permitted herein, the transfer or attempted transfer of any legal or equitable interest whether by operation of law or otherwise of the Lease or Tenant’s interest in the Lease.

(e)                    Tenant’s failure to perform or observe any other provision of the Lease within 30 days after written notice and demand, provided that, if such failure is of such a character as not to permit compliance within such 30 day period in the reasonable opinion of Landlord, then Tenant’s failure to proceed diligently and immediately upon receipt of notice to commence the cure of such failure, and thereafter to complete such cure with all reasonable dispatch within 45 days after written notice from Landlord.

27.                   LANDLORD’S REMEDIES UPON DEFAULT BY TENANT

(a)                    Upon the occurrence of any event of default as set forth herein, Landlord, at its option, may at such times as it may determine, concurrently or successively, without being deemed to have waived rights or to have made an election of remedies in any circumstance, do any or all of the following in addition to any right or remedy provided by law or allowed in equity:

(1)     Landlord may serve upon Tenant notice that the Lease shall terminate on a date specified in such notice, to be not less than ten (10) days after the date of such notice, and the Lease, as well as the right, title, and interest of Tenant hereunder shall, except as to the rights and remedies of Landlord upon termination as provided herein, terminate in the same manner and with the same force and effect as if the date filed in such notice were the date originally specified for the expiration of the Lease Term; and Tenant shall then immediately quit and surrender to Landlord the Premises, including any and all buildings and improvements thereon, and Landlord may then or at any time thereafter, enter into and repossess the Premises, opening locked doors, if necessary, to effect such entrance and may remove all occupants and any property thereon without being liable for any action or prosecution of any kind for such entry or the manner thereof or loss of or damage to any property upon the Premises.

(2)     Without terminating the Lease and without notice, Landlord may, enter into and repossess the Premises, opening locked doors if necessary, to effect such entrance and may remove all occupants and any property thereon without being liable for any action or prosecution of any kind for such entry or the manner thereof or loss of or damage to any property upon the Premises. Landlord may in its discretion and in addition to its other rights and remedies, store Tenant’s property in a public warehouse or at a place selected by Landlord, at the expense of Tenant.

In the event of either (1) or (2) above, Landlord may, but shall not be obligated to, obtain possession of the Premises only by any judicial proceeding, which it may, in its sole discretion, institute for such purpose. Landlord’s obtaining of possession of the Premises, shall not of itself, terminate the Lease.

(3)     With or without terminating the Lease and with or without reentering and obtaining possession of the Premises, Landlord may lease the Premises to any other person upon such terms as Landlord may deem reasonable, in its sole discretion, and for a term within or beyond the term of this Lease. Landlord shall apply the rent received from reletting the Premises to reduce any amounts due and owing by Tenant under this Lease. Tenant shall be liable for any loss in Rent for the balance of the then current term together with any reasonable and actual expenses or costs incurred by Landlord in reentering the Premises, such as the payment of commissions, attorneys’ fees, and Landlord may recover such costs and expenses at anytime, and from time to time, after any of the foregoing events, whether prior to the end of the term herein granted or otherwise.

In the event Landlord shall terminate the Lease, prior to the date of expiration of the Lease term as set forth herein, or in the event Landlord shall repossess the Premises, with or without termination of the Lease, Tenant waives all right to recover or regain possession of the Premises to save forfeiture of possession or of the Lease, as the case may be, by payment of Rent due or by other performance of the covenants and conditions hereof, and without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem the Lease notwithstanding any provisions of any statute, law, or decision hereafter in force and effect.

(b)                   The various rights and remedies, powers, options and elections of Landlord reserved, expressed, or contained in the Lease are distinct, separate and cumulative, and no one of them shall be deemed to be exclusive of the other rights, remedies, powers or options provided herein, or which now or hereafter may be conferred upon Landlord by statute or by law or equity.

(c)                    On the occurrence of any of the foregoing acts of default, the Rent for a two (2) year period under this Lease and all other sums payable hereunder as Rent for such two (2) year term, or any part thereof at the option of Landlord, shall immediately without act or notice become due and payable as if by the terms of the Lease such amounts were payable in advance and Landlord may immediately proceed to collect or bring an action for such Rent, or such part thereof, as Rent being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceeding for such Rent, or may institute any other proceedings to enforce payment thereof. If Landlord exercises this remedy, the payment of Rent for a two (2) year period as provided herein shall be agreed and liquidated damages for all damages which Landlord may-incur as a result of such default by Tenant. Landlord and Tenant agree that this is a fair and reasonable remedy and Landlord will have suffered damages which the parties cannot now determine with certainty.

(d)                   No such termination of the Lease, or taking or recovering possession of the Premises with or without termination of the Lease shall deprive Landlord of any remedies or actions against Tenant for Rent or for damages due or to become due for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for Rent, or breach of any covenant or condition, or the resort to any other remedy be herein construed as a waiver of the right to insist upon the forfeiture or to obtain possession in the manner herein provided.

(e)                    Payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be on account of the earliest Rent due, and any endorsement or statement on any check or any letter accompanying any check or payment as Rent shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any- other remedy provided in the Lease.

(f)                      No receipt of money by Landlord from Tenant after default or cancellation of this Lease shall: (i) reinstate, continue, or extend the term or affect any notice given to Tenant, (ii) operate as a waiver of the right of Landlord to enforce the payment of Rent and Additional Rent then due or to become due, or (iii) operate as a waiver of the right of Landlord to recover possession of the Premises by suit, action, proceeding, or other remedy. After: (x) service of notice of termination and forfeiture as herein provided and the expiration of the time specified therein, (y) the commencement of any suit, action, proceeding, or other remedy, or (z) final order or judgment for possession of the Premises, Landlord may. demand, receive and collect any monies due, without in any manner affecting such notice, or judgment. Any and all such monies so collected shall be deemed to be payment on account of the use and occupation of the Premises or at the election of Landlord, on account of the liability of Tenant hereunder.

(g)                   Any sums which may be expended by Landlord in accordance with the terms of this Lease that are paid on behalf of Tenant or due to Tenant’s default hereunder shall bear interest at the highest rate allowed under Florida law, and Tenant shall be liable for such sums plus such interest as Additional Rent hereunder.

28.                   DEFAULT BY LANDLORD

In the event of any breach of this Lease by Landlord, Tenant will give Landlord and any mortgagee of the Project (“Lender”) written notice specifying such breach with particularity, and Landlord and Lender shall thereupon (i) have forty five (45) days in which to cure any breach, or (ii) have until such time as Landlord or Lender cures said breach, provided Landlord’s breach is of such a nature that it can be cured but not within forty five (45) days after written notice, and Landlord or Lender has within said forty five (45) day period instituted curative action and diligently and continuously pursued such action. If Landlord or Lender fails to cure any such breach within the aforesaid cure period, Tenant shall be entitled to take the action which Tenant reasonably determines is the most efficient and least expensive action reasonably necessary to cure such breach in a manner that will allow Tenant to continue to conduct its business in a reasonable and customary manner. Tenant shall be entitled to offset all costs in accomplishing such cure against the next installment(s) of Rent due under this Lease. In addition to, or in lieu of, Tenant’s right to cure any such breach by Landlord, Tenant shall have any and all of the rights and remedies provided to Tenant under the laws of the State of Florida as the result of any such breach by Landlord.

29.                   AUTHORITY

All persons executing the Lease on behalf of Landlord and a corporate Tenant (or other entity) personally represent and warrant that they have been authorized to execute the Lease by such party. Evidence of such authority shall be provided upon request.

30.                   LIABILITY OF LANDLORD

(a)                    Tenant shall look solely to Landlord’s interest in the Project and Landlord’s personal property used in connection with the Project for the satisfaction of any judgment or decree requiring the payment of money by Landlord, based upon any default hereunder, and no other property or asset of Landlord shall be subject to levy, execution, or other enforcement procedure for the satisfaction of such judgment or decree.

(b)                   Except as otherwise permitted or provided herein, Tenant shall be in exclusive control and possession of the Premises and Landlord shall not be liable to Tenant for any injury or damages to any property or to any person on or about the Premises nor for any injury or damage to any property of Tenant, except for injury or damage caused by the sole negligence of the Landlord. The provisions herein permitting Landlord to enter and inspect the Premises are made to ensure that Tenant is in compliance with the terms and conditions hereof and to make repairs that Tenant has failed to make. Landlord shall not be liable to Tenant for any entry on the Premises for inspection purposes.

31.                   LEGAL EXPENSES

In the event that it shall become necessary for Landlord to employ the services of an attorney to enforce any of its rights under the Lease or to collect any sums due to it under the Lease or to remedy the breach of any covenant of the Lease on the part of Tenant to be kept or performed, Tenant shall pay to Landlord such reasonable and actual fees and costs as shall be charged by Landlord’s attorney for such services. If Landlord and Tenant become involved in litigation to enforce either party’s duties or obligations under this Lease, the prevailing party shall be entitled to be reimbursed by the losing party for all reasonable and actual costs and expenses incurred by the prevailing party including, without limitation, reasonable, actually incurred attorneys’ fees.

32.                   EASEMENTS, AGREEMENTS, OR ENCUMBRANCES

The parties shall be bound by all existing and future easements, agreements, and encumbrances of record relating to the Premises including but not limited to any deed or plat restrictions, and reasonable Rules and Regulations governing the Premises and the Project or any part thereof (provided same are applied in a non-discriminatory manner to all tenants) as same may be amended; provided that no addition or amendment to the Rules and Regulations and no future easement, agreement or encumbrance of record, of any kind whatsoever shall be binding upon Tenant if they would in any way have a material adverse effect upon Tenant’s rights under this Lease.

33.                   TIME OF THE ESSENCE

Time is of the essence in all provisions of this Lease.

34.                   QUIET ENJOYMENT

Landlord warrants that Tenant shall be granted peaceable and quiet enjoyment of the Premises free from any eviction or interference by Landlord if Tenant pays the Rent and other charges and amounts payable by Tenant hereunder and otherwise fully and punctually performs and complies with the terms, conditions, and provisions of this Lease.

35.                   SIGNS

No sign or visual advertisement shall be placed on the exterior of the Premises except a standard entry sign with suite number and company name may be used. All signs shall be subject to the approval by the appropriate governmental authorities and the Landlord. Landlord will provide to Tenant the initial sign for the Premises at Landlord’s cost and expense. Any additions or changes to the initial sign must be approved in advance by Landlord and shall be the expense of Tenant. Tenant may install exterior signage on one face of the linear accelerator vault, provided Landlord and the City of Plantation approves said signage over and above any identification signage allocated to the overall Building. Tenant shall pay all costs associated with the design, permitting, manufacture and installation of this exterior signage.

36.                   SCOPE AND INTERPRETATION OF AGREEMENT

The Lease, the Guarantee, these General Provisions, the Special Provisions and all Amendments and Exhibits, set forth all of the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, conditions, or understandings either oral or written between Landlord and Tenant other than herein set forth. Except as otherwise provided, no subsequent alteration, change or addition to the Lease shall be binding upon the Landlord or Tenant unless reduced to writing and signed by both parties. The laws of the State of Florida shall govern the validity, interpretation, performance, and enforcement of the Lease. The Lease shall not be more strictly enforced against either party regardless of which party was more responsible for preparation. Except at Landlord’s option, no part of this Lease may be recorded in any public records of any municipality or county records.

37.                   INVALID PROVISIONS

If any provision of the Lease shall be determined to be void by any court of competent jurisdiction or by any law enacted subsequent to the date hereof, then such determination shall not affect any other provision hereof, all of which other provisions shall remain in full force and effect.

38.                   CAPTIONS

Any headings preceding the text of the provisions and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of the Lease, nor shall they affect its meaning, construction or effect.

39.                   SUCCESSORS AND ASSIGNS

All rights, obligations, and liabilities given to, or imposed upon, the parties hereto shall extend to and bind the respective heirs, executors, administrators, successors, sublessees, licensees, concessionaires and assigns of such parties. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment of such assignee has been approved by Landlord in writing or is otherwise permitted as hereinabove set forth. Except as expressly set forth herein, nothing contained in the Lease shall in any manner restrict Landlord’s right to assign or encumber the Lease and, in the event Landlord sells its interest in the Project and the purchaser assumes Landlord’s obligations and covenants, Landlord shall thereupon be relieved of all obligations hereunder.

40.                   NOTICES

Wherever in the Lease it shall be required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and either personally delivered or forwarded by registered or certified mail, postage prepaid, to the respective addresses set forth in this Lease. Such addresses may be changed from time to time by either party by serving notice as above provided. If service of any notice is effected by registered or certified mail, delivery shall be deemed to have occurred two business days after mailing.

41.                   USE OF PREMISES

Tenant shall use the Premises for the purpose specified in the Specific Provisions of this Lease or for such other uses as may be consented to by Landlord in writing, and as addressed in Exhibit “E” and the Declaration of Covenants and Restrictions that pertain to the occupancy of the Project. Notwithstanding the foregoing, Tenant’s use of the Premises shall at all times be in compliance with the terms, provisions, conditions and restrictions of the Ground Lease and neither the Tenant nor any partner, shareholder, or employee of the Tenant or sublessee or other occupant of the Premises shall compete on the Premises on any basis with the products or services which are available to or for outpatients or inpatients in Westside Regional Medical Center, its affiliates or successors, or at any of its facilities, except to the extent that such products or services are used by Tenant or other occupant as part of the treatment of its own patients or patients referred to the Tenant or any of its employees for consultation and not as a part of a separate competitive patient service. The uses permitted pursuant to this paragraph shall take into consideration the dynamic nature of health care, and Landlord shall not unreasonably restrict Tenant’s use of the Premises and shall recognize the potential need for Tenant to expand its use of the Premises as the practice of medicine evolves, provided that; such expansion shall not be in contravention of the specific provisions of this paragraph.

42.                   GENERAL PROVISIONS GOVERNING TENANT’S IMPROVEMENTS

(a)                    Before entering the Premises for the purpose of performing Tenant’s improvements, which shall include any leasehold improvements other than the initial finish work for the Premises as provided for in Section 6 herein, Tenant shall deposit with Landlord a liability insurance certificate from Tenant’s general contractor, or if none, from each of Tenant’s independent contractors in an amount not less than $1,000,000.00 per occurrence or such amount as Landlord acting reasonably may require from time to time, with Landlord added as additional insured, which liability insurance shall be on a comprehensive form and shall cover all hazards related to any work performed by any such contractor on the Premises.

(b)                   Any damage to the Premises or the Project caused by Tenant or any of its employees, contractors, or workman and not covered by the insurance to be maintained hereunder shall be repaired as soon as reasonably practicable by and at the expense of Tenant. Tenant shall be responsible for the disposal of waste generated with respect to Tenant’s improvements.

(c)                    All Tenant’s improvements within the Premises shall be completed with new materials unless otherwise approved in writing by Landlord. Materials used and workmanship performed shall be of a uniformly high quality in accordance with the best standards of practice and shall be subject to the reasonable approval of Landlord.

(d)                   On completion of Tenant’s improvements, Tenant shall cause to be furnished to Landlord a Contractor’s Affidavit stating that there are no liens outstanding against the Premises on account of Tenant’s improvements and that all accounts for work, service and materials have been paid in full.

43.                   RENEWAL OPTION

Provided there does not exist an event of default by Tenant hereunder which remains uncured at the time the option(s) is exercised, the Tenant shall have an option to extend this Lease for the renewal term(s) set forth in the Specific Provisions, commencing immediately at the end of the initial Lease Term or the prior Renewal Term, as applicable. The terms and conditions for the extension years shall be the same as those terms and conditions for the initial Lease Term, except that Rent shall be increased in accordance with Section 1(b). To exercise the option to extend the Lease, the Tenant must give notice of same to Landlord not less than 120 days before the end of the initial term of this Lease, or the end of a Renewal Term, as applicable.

44.                   WAIVER OF TRIAL BY JURY

IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN THE PREMISES OR THE PROJECT. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED OF TENANT HEREUNDER.

45.                   EXHIBITS

The following exhibits are a part of this Lease and incorporated herein by reference:

Exhibit “A” - Legal Description, Site Plan and Floor Plan

Exhibit “B” - Notice Regarding Commencement Date of Lease

Exhibit “C” - Rules and Regulations

Exhibit “D” - Landlord’s Work

Exhibit “E” - Permissible Uses and Restrictions

Exhibit “F” - Building Area Definitions

46.                   RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Pursuant to §404.056(8), Florida Statutes.

47.                   FINANCIAL STATEMENT AND FEDERAL INCOME TAX RETURNS

Upon execution hereof, Tenant shall deliver to Landlord a copy of Tenant’s most recent federal income tax return and a current financial statement prepared in accordance with generally accepted accounting principles by an independent certified public accountant. Within 20 days after filing each subsequent annual federal income tax return and upon further request by Landlord in each instance, Tenant shall deliver a copy of said federal income tax return to Landlord. In addition, each Guarantor shall deliver to Landlord, at such times as Tenant is required to do so, a copy of his current financial statement prepared in accordance with generally accepted accounting principles by an independent certified public accountant.

*                                         *                                         *                                         *                                         *

FLOOR PLAN

FIRST FLOOR PLAN
/// = Premises
--Single Story Addition
FIRST FLOOR PLAN
A-3
WESTSIDE MEDICAL ARTS BUILDING
AT WESTSIDE REGIONAL MEDICAL CENTER
PLANTATION, FLORIDA
THE GREENFIELD GROUP
BOCA RATON, FLORIDA
OLIVER · GLIDDEN & PARTNERS
ARCHITECTURE · INTERIOR DESIGN

EXHIBIT A

PARK CENTER COURT
3 STORY BUILDING
SITE PLAN

SP-1

sheet title:	SITE PLAN
file name:	WS-SP.DWG
project no:	98112
date:	12/10/00
drawn by:	BHE
checked by:	CS

revisions:

WESTSIDE MEDICAL ARTS BUILDING
AT WESTSIDE REGIONAL MEDICAL CENTER
PLANTATION, FLORIDA
THE GREENFIELD GROUP
BOCA RATON, FLORIDA

OLIVER • GLIDDEN & PARTNERS
ARCHITECTURE • INTERIOR DESIGN

EXHIBIT “A”

LEGAL DESCRIPTION

To be provided.

EXHIBIT “B”

COMMENCEMENT DATE OF THE LEASE TERM

Landlord and Tenant acknowledge and agree that the terms of the Lease dated (for reference purposes only):                                           commenced on the following date:

LANDLORD:

WMC Two Partners, Ltd., a Florida limited partnership

By:

Date:

TENANT:

By:	/s/ Authorized Signatory

Date:	June 8, 2000

EXHIBIT “C”

RULES AND REGULATIONS

Tenant covenants and agrees with Landlord to obey the following rules and Regulations:

(1)       All deliveries of shipments of any kind to and from the Premises including loading and unloading of goods, shall be made only by way of the rear of the Premises or at any other location designated by landlord, and only at such times designated for such purpose by Landlord and further, all deliveries of fixtures shall be unloaded in accordance with any jurisdictional rights of any interested labor unions as determined by Landlord. Any damage to the building of which the Premises are a part or the common area caused by Tenant’s movers or personnel shall be reimbursed to Landlord within ten (10) days of receipt of invoice.

(2)       All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord. Landlord shall provide or designate a service for picking up refuse and garbage, and the cost thereof shall be included as a common area maintenance expense. Tenant shall be responsible for the maintenance of the general area where its garbage container is located.

(3)       No antenna or dish shall be erected on the roof or exterior walls of the building in which the Premises are located, or on the grounds, without, in each instance, the written consent of Landlord. Any antenna or dish so installed without such written consent shall be subject to removal without notice at any time, at the expense of Tenant.

(4)       No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without prior written consent of Landlord.

(5)       Tenant and Tenant’s employees shall park their cars in those portions of the parking areas designated for that purpose by Landlord.

(6)       The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

(7)       Tenant shall pay for and maintain a termite and pest extermination service for the Premises.

(8)       Tenant shall not burn any trash or garbage of any kind in or about the Premises.

(9)       The sidewalks, entrances, passage, courts, elevators, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by Tenant.

(10)     Tenant shall not at any time without first obtaining Landlord’s written consent, change, whether by alteration, replacement, rebuilding or otherwise, the exterior color or architectural treatment of the Premises or of the building in which the same is located, or any part thereof.

*            *            *            *            *

EXHIBIT “D”

LANDLORD’S WORK

Landlord agrees that it will deliver to Tenant the Base Building Improvements as follows:

•                  HVAC systems and capacity to serve Tenant’s requirements for standard medical office use consisting of approximately one (1) ton of air-conditioning capacity per 400 rentable square foot of space. Does not include distribution or control equipment within tenant space.

•                  Electrical service into the building’s main electrical room, ready for distribution to tenants. Does not include individual tenant meters nor tenant disconnects.

•                  Plumbing to the core ready for distribution.

•                  Sprinkler system inclusive of branch distribution in place in compliance with all governmental laws and regulations for unimproved shell buildings. Does not include branch relocation, addition or head turn-down necessitated by tenant build-out.

•                  Complete, finished elevator lobbies on each floor.

•                  Building standard window treatments in Common Areas.

•                  Janitor’s closet in building.

The Base Building Improvements set forth above do not include the single-story addition.

EXHIBIT “E”

PERMISSIBLE USES AND RESTRICTIONS APPLICABLE TO PROJECT

The use of the Project shall be limited to the construction, maintenance and operation of a medical office building to be used and occupied only as medical offices for licensed physicians (“Physicians”) to engage in the private practice of medicine for the care and treatment of human beings and other related activities incidental thereto, and for no other purpose without the prior written consent of Ground Lessor and Landlord, which consent may be granted or denied in its sole and absolute discretion. Notwithstanding anything to the contrary set forth herein, in no event shall the Project or any part thereof be used for the following activities without the prior written consent of Ground Lessor, which consent may be granted or denied in its sole and absolute discretion: (i) the provision or operation of any “ancillary medical care service or facility” (as hereinafter defined), (ii) the operation of an acute care general hospital, a specialty hospital, a rehabilitation center, an extended care facility or nursing home, an outpatient or inpatient clinic, surgical center, emergency center, a home health service, a health maintenance organization or similar direct care provider, an ambulance service, a birthing center or an inhalation or physical therapy center, (iii) the operation of a clinic with a primary mission to treat Acquired Immune Deficiency Syndrome or similar diseases, (iv) any purpose that is in violation of law, code, ordinance, zoning ordinance or condition or governmental rule or regulation, (v) any purpose deemed by Landlord or its insurer to be extrahazardous on account of fire risk, (vi) any purpose that would reasonably cause a cancellation of any insurance policy covering the Hospital or the Hospital Parcel, or (vii) any operation which creates a nuisance. Tenant shall indemnify and hold harmless the Landlord against all costs, expenses, damages, liability, or loss caused by any violation hereof of any provision of the Declaration. As used herein, an “ancillary medical care service or facility” shall mean and include, (X) any form of testing for diagnostic or therapeutic purposes, provision or operation of a laboratory (including, without limitation, a pathology laboratory or a clinical laboratory), diagnostic imaging services other than as qualified below (which include, without limitation, the following testing facilities: fluoroscopy, x-ray, plane film radiography, computerized tomography (CT) ultrasound, radiation therapy, mammography and breast diagnostics, nuclear medicine testing and magnetic resonance imaging), physical therapy services, or respiratory therapy service, and (y) the provision of any medical or related service to or for any person that is in addition to the examination and diagnosis of patients performed directly by a Physician or by other health care professionals under the direct supervision of a Physician, or facility operated for the provision of any such service. No drugs or medicines may be dispensed in the MOB Parcel (“MOB Parcel”) to persons other than the patients of Physicians occupying office space in medical office buildings located on the MOB Parcel. The MOB Parcel is hereby defined as the parcel of land on which the Project is located. The installation and use of any diagnostic, laboratory or radiology equipment on the MOB Parcel shall be subject to the prior written approval of Landlord, and prior to the installation of any such equipment on the MOB Parcel, Landlord shall be provided with a list of such equipment and its intended use. Notwithstanding the foregoing, however, nothing in this Exhibit “E” shall prevent Physicians who conduct a medical practice and related activities at the Project from performing outpatient surgeries that do not require general anesthesia or intravenous sedation or from rendering pathological laboratory and radiological services to any such Physician’s own patients, so long as such pathological laboratory and radiological services are merely ancillary and incidental to such Physician’s primary medical practice and do not constitute the Physician’s primary medical practice or specialty nor the predominant services rendered by the Physician to the Physician’s patients.

Tenant hereby acknowledges that all physicians who conduct a medical practice and related activities (a “Practice”) at the Project must be active members and associates in good standing of the active medical staff of Westside Regional Medical Center (the “Hospital”).

Notwithstanding anything to the contrary hereinabove contained, Tenant shall be permitted to conduct a radiation oncology practice in the Premises. Said practice shall include the provision of radiological services and the use of certain equipment to include a linear accelerator, CT scan, simulator, and such other equipment typically utilized to plan treatment and to treat patients with cancer. All equipment utilized in the Premises will be state-of-the-art equipment, obtained by Tenant for this center. Furthermore, Tenant acknowledges that it will not utilize any more advanced technology in Tenant’s existing center located on Pine Island Road. Tenant must obtain the further approval of Landlord prior to expanding or materially altering the scope of services provided in the Premises.

TENANT USE APPROVAL

Ground Lessor:

Westside Medical Center, Inc.

By:	/s/ Authorized Signatory

Printed Name:	Authorized Signatory

Its:	VP

Date:	12/6/00

EXHIBIT “F”

Building Area Definitions

Gross Building Area:

The total constructed area of the building.

Major Vertical Penetration:

Stairs, elevator shafts, flues, vertical ducts, and the like. Not included are structural columns, openings for vertical electric cable or telephone distribution or plumbing lines.

Building Rentable Square Footage:

Gross Building Area less Major Vertical Penetrations.

Tenant Premises:

Where a tenant normally houses personnel and/or furniture and conducts its business operations.

Usable Area of Tenant Premises:

The area the tenant occupies, measured to the inside surface of exterior walls and demising walls between tenant’s space and Common Areas, and to the midpoint of demising walls between tenant’s space and adjoining tenants’ space in the building.

Common Areas:

Areas of the building that provide service to the building tenants but are not part of the Tenant Premises. These areas may include, but shall not be limited to, lobbies, atrium spaces, concierge areas or security desks, conference rooms, lounges or vending areas, food service facilities, health or fitness centers, daycare facilities, locker or shower facilities, mail rooms, fire control rooms, fully enclosed courtyards outside the exterior wails, building core and service areas such as mechanical or equipment rooms, electrical rooms and telephone rooms, washrooms, janitorial closets and public corridors.

Building Usable Area:

Building Rentable Area less Common Areas.

Building R/U Ratio:

Building Rentable Area divided by Building Usable Area.

Tenant Rentable Area:

Usable Area of Tenant Premises times Building R/U Ratio.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”), entered into this 15 day of Feb, 2001 is made by and between WMC TWO PARNTERS, LTD. (“Landlord”) and 2lST CENTURY ONCOLOGY, INC. (“Tenant”) to the Lease Agreement dated June 9, 2000 by and between Landlord and Tenant for office space in the Building located at 350 NW 84th Avenue, Plantation, Florida.

BACKGROUND

WHERAS, Landlord and Tenant wish to expand the Premises;

NOW, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

WITNESSETH

I.              EXPANSION. As of the date of this First Amendment, Tenant shall expand into approximately 1,225 rentable square feet on the second (2nd) floor (“Expansion Space”) and from said date forward the square footage of the Premises shall be deemed 10,525 rentable square feet (subject to change only as set forth in the Lease Agreement). The Expansion Space is not located adjacent to the remainder of the Premises. See Exhibit “A” attached hereto for a further description of the Expansion Space.

II.            RENT. As of the Commencement Date of the Lease Agreement, the Rent payable pursuant to the Lease shall be proportionately adjusted upward to account for the Expansion Space. The Rent shall increase on an annual basis on each anniversary of the Commencement Date as further set forth in the Lease Agreement.

III.           TENANT’S PROPORTIONATE SHARE. Tenant’s Proportionate Share of Common Area Maintenance Costs is hereby revised upward to twenty-two and six hundredths percent (22.06%). (ESTIMATED)

IV.           TENANT IMPROVEMENT ALLOWANCE. The improvement allowance of $42.00 per usable square foot, as set forth in Specific Provision (p) of the Lease Agreement, shall also pertain to the Expansion Space.

V.            RESTORATION OF EXPANSION SPACE. Tenant intends to install equipment or perform improvements in the Premises necessary to conduct its business, but that are of a non-building standard nature. Tenant shall obtain Landlord’s reasonable consent prior to performing any such improvements. Upon expiration of the Term, or earlier termination of the Lease, Tenant shall, at its sole cost and expense, restore the Premises to a condition that would allow the Premises to be readily usable as physician office spaceby a third party tenant Said restoration work shall include, but not be limited to modifyng the concrete slab thickness to the standard thickness and height of the remainder of the second (2nd) floor of the Building, and the removal of all materials installed as a component of the radiation vault to be determined at Landlord’s reasonable discretion.

All other Lease terms and conditions not specifically modified herein shall remain unaltered and in full force and effect. In the event of a conflict between the Lease and this First Amendment to Lease, the First Amendment shall control.

WITNESS:		TENANT:

21st CENTURY ONCOLOGY, INC.

/s/ Authorized Signatory		By:	/s/ Daniel E. Dosoretz
Print Name:	Authorized Signatory	Name:	Daniel E. Dosoretz
/s/ Authorized Signatory		Title:
Print Name:	Authorized Signatory	Date:	1/10/01

LANDLORD:

WMC TWO PARTNERS, LTD, A FLORIDA LIMITED PARTNERSHIP

/s/ Authorized Signatory		By:	WMC TWO EQUITY CORP, A FLORIDA
Print Name:	Authorized Signatory		CORPORATION

/s/ Authorized Signatory		By:	/s/ Authorized Signatory
Print Name:	Authorized Signatory	Title:
		Date:	2/15/01

LEASE AGREEMENT

THIS LEASE, dated, for reference purposes only, this day of                       , 1999, is entered into by WMC Two Partners, Ltd. (“Landlord”), and 21st Century Oncology, Inc. (“Tenant”).

The Landlord demises and leases to Tenant, and Tenant rents from Landlord, the Premises (hereafter defined) pursuant to the terms and conditions set forth in the Specific Provisions and the General Provisions hereinafter set forth, and subject to the Guarantee remaining in full force and effect.

SPECIFIC PROVISIONS

(a)	Landlord’s Address:	2300 Glades Road, Suite 100E
Boca Raton, FL 33431

(b)	Tenant’s Address:	2234 Colonial Boulevard
Ft. Myers, FL 33907

(c)	Tenant’s Trade Name:	21st Century Oncology, Inc.

(d)	Guarantor:	Radiation Therapy Services, Inc.

	Guarantor’s Address:	2234 Colonial Boulevard
Ft. Myers, FL 33907

(e)	Premises: Suite No. TBD of the Westside Medical Arts Building (the “Project”).

(f)	Rentable Area of the Premises: Approximately 9,300 square feet. Refer to Exhibit “F” attached hereto.

(g)	Useable Area of the Premises: Approximately 8,300 square feet, but in no event less than 8,200 square feet. Refer to Exhibit “F” attached hereto.

Note: Final useable and rentable square footage shall be determined from the final architectural plans for the Premises and subject to Landlord’s reasonable discretion with respect to lay-out of multi-tenant floors.

(h)	Lease Term: ten years, with one 5-year renewal term.

(i)

Lease Term Commencement Date: The Lease term shall commence on the later of (A) the earlier of (i) 90 days after the issuance of a certificate of completion by the appropriate governmental authority for the building shell, or (ii) the date of issuance by the appropriate governmental authority of a certificate of occupancy for the interior build-out of the Premises, or (B) 120 days from execution date of this Lease.

(j)	Base Rent per month (excluding sales tax payable thereon):

Lease Year 1 $12,400.00 per month (ESTIMATED) ($16.00/Rentable SF)

Consumer Price Index (CPI) percentage increase in each of Lease years 2 through 10 over prior lease year for initial term and all renewal terms ‘together with all applicable sales taxes thereon. In no event, however, shall the yearly increase be greater than five percent (5%) or less than two percent (2%) during the initial term or any option years.

(k)	Additional Rent: Common area utility expenses, real estate taxes and common area expenses as well as any and all other amounts set forth in the Lease.

(1)	Rent: Base Rent plus Additional Rent.

(m)	Security Deposit: Two month’s Rent.

(n)	Permitted Use of Premises: Medical offices and other uses permitted by Section 41 of the General Provisions.

(o)	Tenant’s Proportionate Share: Tenant’s Proportionate Share of Common Area Maintenance Costs shall be 19.65%. (ESTIMATED) Additional Rent for Lease Year 1 is $4.50 per rentable square foot. (ESTIMATED)

(p)	Tenant Improvement Allowance: $42.00 per usable square foot, of which $3.00 shall be used for design fees.

(q)	Exclusive: Tenant shall be granted an exclusive for radiation oncology in the Project.

(r)

Special Construction: Tenant acknowledges that the Project is being designed for typical medical office suites. Furthermore, the Project will include a single-story addition to accommodate Tenant’s use. All costs associated with the design and construction of the Premises, inclusive of the single-story addition, over and above the Tenant Improvement Allowance, shall be the responsibility of Tenant. Landlord consents to Tenant’s use of its own contractor for Tenant Work, provided that Tenant’s contractor is duly licensed and insured.

This Lease Agreement includes the Specific Provisions, the General Provisions and the Guarantee of Lease.

WITNESS:		TENANT:

21st CENTURY ONCOLOGY, INC.

/s/ Authorized Signatory		By:	/s/ Daniel E. Dosoretz
Print Name:	Authorized Signatory	Print Name:	Daniel E. Dosoretz
/s/ Authorized Signatory
Print Name:	Authorized Signatory	Date:	June 8, 2000

LANDLORD:

WMC Two Partners, Ltd., a Florida limited partnership

		By:	WMC Two Equity Corp., a Florida Corporation

/s/ Authorized Signatory		By:	/s/ William R. Greenfield
Print Name:	Authorized Signatory		William R. Greenfield
President
/s/ Authorized Signatory		Date:	6/9/00
Print Name:	Authorized Signatory

THIS IS WHAT I SHOW THAT I PAID.

11-14-01	35,960.42	SECURITY DEPOSIT
12-13-01	10.360.54	RENT DUE 12-16
1-15-02	19,364.79	RENT DUE 1-1-02
2-5-02	20,782.29	RENT DUE 2-1-02
2-26-02	20,073.54	RENT DUE 3-1-02
4-1-02	20,073.54	RENT DUE 4-1-02
5-2-02	20,073.54	RENT DUE 5-1-02
6-6-02	20,073.54	RENT DUE 6-1-02
	$166,762.20	TOTAL PAID SO FAR

GUARANTEE

For value received and in consideration for and as an inducement to Landlord making the within Lease with Tenant, the undersigned, on behalf of itself, its successors and assigns, guarantees to Landlord and Landlord’s successors and assigns the payment by Tenant of all Rent due and owing by Tenant under the Lease for the Lease term following the occurrence of an event of default under the Lease in respect of which default Landlord has provided the Tenant with written notice. Additionally, the undersigned, on behalf of itself, its successors and assigns, guarantees to Landlord and Landlord’s successors and assigns, the full performance and observance of all of the provisions of the Lease to be performed and observed by Tenant, including the rules and regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or demand, whereby to charge the undersigned therefore. The undersigned agrees that in the event that the undersigned is obligated to pay any amounts to Landlord pursuant to the terms of this Guarantee, the Landlord may offset such amount, or any portion thereof, from any amounts which the Landlord may then or thereafter owe to the undersigned or any entities owned or controlled, directly or indirectly, by the undersigned. The undersigned expressly agrees that the validity of this Guarantee and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within Lease. The undersigned further agrees that this Guarantee shall remain and continue in full force and effect notwithstanding any assignment, renewal, modification, extension or waiver of this Lease. The laws of the State of Florida shall apply hereto. Guarantor agrees to venue in the County in which the Project is located and waives any objection to such venue and any objection to an action or proceeding in such County. THE UNDERSIGNED KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTEE OR THE LEASE. In the event Landlord incurs any expenses in the enforcement of this Guarantee, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings, the undersigned agrees to be liable for same (including reasonable attorney’s fees and costs) and to pay same promptly on demand by Landlord.

WITNESSES:	GUARANTOR:

Radiation Therapy Services, Inc.

/s/ Authorized Signatory	/s/ Daniel E. Dorsoretz
Authorized Signatory	PRINT NAME:	Daniel E. Dorsoretz, M.D.
HOME ADDRESS:
2234 Colonial Blud.
Fort Myers FL 33907

Greenfield Properties Inc
2300 Glades Road, Suite lOOe
Boca Raton Fl 33431
561-392-6662

21st Century Oncology, Inc
Att: Kathy Newkirk
2234 Colonial Blvd.
Ft. Myers FL 33907

May 15, 2002

INVOICE

WESTSIDE MEDICAL ARTS	Unit #102	Tenant # 453

Due Date	Amount	Description
06/01/2002	14258.67	Basic Unit Rent
06/01/2002	855.52	Sales Taxes
06/01/2002	4678.63	Common Area Maintenance
06/01/2002	280.72	Sales Taxes
Total Due	20073.54
Total Current Due	20073.54
Total Past Due	0.00
Remit this Amount	20073.54

Please remit payment to WMC TWO Partners, Ltd at the above address.